- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          THE PROGRESSIVE CORPORATION
- --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          THE PROGRESSIVE CORPORATION
- --------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     (4) Proposed maximum aggregate value of transaction:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           [Progressive Logo Here]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 28, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of The Progressive Corporation will be held at 6671 Beta Drive, Mayfield Village, Ohio, on Friday, April 28, 1995, at 10:00 a.m., Cleveland time, for the following purposes:

          1. To fix the number of directors at nine;

          2. To elect eight directors, each to serve for a term of one year;

          3. To approve The Progressive Corporation 1995 Executive Bonus Plan;

          4. To approve The Progressive Corporation Executive Deferred Compensation Plan;

          5. To approve The Progressive Corporation 1995 Incentive Plan; and

          6. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on February 28, 1995, will be entitled to notice of and to vote at said meeting or any adjournment thereof.

     By Order of the Board of Directors.

                                            DAVID M. SCHNEIDER, Secretary

March 24, 1995

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                          THE PROGRESSIVE CORPORATION

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of The Progressive Corporation, an Ohio corporation (the "Company"), to be held at 10:00 a.m., Cleveland time, on Friday, April 28, 1995, at 6671 Beta Drive, Mayfield Village, Ohio 44143, and at any adjournment thereof. This statement and the accompanying proxy, together with the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1994, will first be sent to shareholders on or about March 24, 1995.

     The close of business on February 28, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 71,358,294 Common Shares, each of which will be entitled to one vote.

            ITEM 1:  PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT NINE

     The Company's Code of Regulations provides that the number of directors be fixed by the shareholders at no less than five or more than twelve. The number of directors is currently fixed at eight. The Board of Directors is proposing that the number of directors be fixed at nine. Eight nominees are named herein for election to the Board. Accordingly, there will be one vacancy on the Board if shareholders approve the proposal and vote to elect eight directors. The reason for fixing the number of directors at a higher number than the number to be in office immediately after the Annual Meeting is to have a vacancy available which could be filled by the directors without the time and expense involved in holding a special meeting of shareholders, should a person who could make a valuable contribution as a director of the Company become available during the year. Through the process of electing directors on an annual basis, shareholders will have the opportunity to determine whether any person named to fill the vacancy will continue to serve as a director after the Annual Meeting immediately following his or her appointment to the Board and from year to year thereafter. No decision has been made to fill the vacancy, nor have any candidates been considered and approved by the Board of Directors.

VOTE REQUIRED FOR APPROVAL

     Under the Company's Code of Regulations, the affirmative vote of a majority of the issued and outstanding Common Shares of the Company is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                         ITEM 2:  ELECTION OF DIRECTORS

     At the meeting, the shares represented by proxies, unless otherwise specified, will be voted for the election as directors of the eight nominees hereinafter named, to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. If, by reason of death or other unexpected occurrence, any one or more of the nominees hereinafter named should not be available for election, the proxies will be voted for such substitute nominee(s), if any, as the Board of Directors may propose. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the eight nominees named in this proxy statement, although persons in addition to those nominees may be nominated by the shareholders at the meeting.

     If notice in writing is given by any shareholder to the President or Secretary not less than 48 hours before the time fixed for holding the meeting that he desires that the voting for election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of such meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute such number of votes among two or more nominees, as he sees fit. If the enclosed proxy is executed and returned and voting for the election of directors is cumulative, the persons named in the enclosed proxy will have the authority to cumulate votes and to vote the shares represented by such proxy, and by other proxies held by them, so as to elect as many of the eight nominees named below as possible.

     The following information is set forth with respect to each person nominated for election as a director. Unless otherwise indicated, each such nominee has held the principal occupation indicated for more than the last five years. Each such nominee, other than Janet Hill, is currently a director of the Company.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                 PRINCIPAL OCCUPATION AND              DIRECTOR
            NAME               AGE         LAST FIVE YEARS' BUSINESS EXPERIENCE         SINCE
- ----------------------------   ---    ----------------------------------------------   --------
Milton N. Allen (1)            67     Director of various companies; Chairman of the     1978
                                      Board, MDSS, Inc., Cleveland, Ohio (software
                                      and computer services) until July 1990

B. Charles Ames (2)            69     Principal, Clayton, Dubilier & Rice, Inc., New     1983
                                      York, New York (investment banking) since May
                                      1990; Chairman and Chief Executive Officer,
                                      Uniroyal Goodrich Tire Company, Akron, Ohio
                                      (manufacturing) prior to May 1990



                                        2

                                                 PRINCIPAL OCCUPATION AND              DIRECTOR
            NAME               AGE         LAST FIVE YEARS' BUSINESS EXPERIENCE         SINCE
- ----------------------------   ---    ----------------------------------------------   --------
Stephen R. Hardis (3)          59     Chief Financial and Administrative Officer,        1988
                                      Vice Chairman and a director of Eaton
                                      Corporation, Cleveland, Ohio (manufacturing)

Janet Hill (4)                 47     President, Staubach Alexander Hill, LLC, Wash-
                                      ington, D.C. (real estate consulting) since
                                      January 1995; Vice President, Alexander &
                                      Associates, Inc., Washington, D.C. (management
                                      consulting)

Peter B. Lewis (5)             61     President and Chief Executive Officer of the       1965
                                      Company; Chairman of the Board of the Company
                                      since April 1993; President, Chairman of the
                                      Board and Chief Executive Officer of Pro-
                                      gressive Casualty Insurance Company

Norman S. Matthews (6)         62     Consultant, New York, New York                     1981

Donald B. Shackelford (7)      62     Chairman of the Board, State Savings Bank,         1976
                                      Columbus, Ohio (savings and loan)

Paul B. Sigler                 61     Professor, Yale University and Investigator in     1981
                                      the Howard Hughes Medical Institute

- ---------------

(1) Mr. Allen is also a director of AGA Gas, Inc., which is publicly held, and Actron Manufacturing Company and The Bradford Group, Inc., which are privately held.

(2) Mr. Ames is also a director of Diamond Shamrock R & M, Inc., M.A. Hanna Company and Warner-Lambert Company, which are publicly held, and Homeland Holding, Inc., Lexmark Holding, Inc., WESCO Distribution, Inc. and CDW Holding, Inc., which are privately held.

(3) Mr. Hardis is also a director of Nordson Corporation and KeyCorp and a trustee of First Union Realty Investment Trust, all of which, as well as Eaton Corporation, are publicly held.

(4) Ms. Hill is also a director of Wendy's International, Inc., which is publicly held, and the New York Cotton Exchange.

(5) Mr. Peter B. Lewis is also an officer and director of other subsidiaries of the Company. Mr. Daniel R. Lewis, Treasurer of the Company through December 15, 1994, is the brother of Mr. Peter B. Lewis.

(6) Mr. Matthews is also a director of Lechters, Inc. and Hills Stores Company, which are publicly held, and Loehmann's, Inc., Eye Care Centers of America and Finlay Fine Jewelry, Inc., which are privately held.

(7) Mr. Shackelford is also a director of The Limited, Inc. and Worthington Foods, Inc., which are publicly held.


     Four meetings of the Board of Directors were held during 1994. Beginning in 1995, the Board will have six regularly scheduled meetings.

     The Board has named an Executive Committee, an Audit Committee and an Executive Compensation Committee, as described below. The Board has not designated a nominating committee.

     Messrs. Allen, Hardis and Lewis are the current members of the Board's Executive Committee, which exercises all powers of the Board between Board meetings, except the power to fill vacancies on the Board or its committees. During 1994, the Executive Committee met one time and adopted resolutions by written action pursuant to Ohio corporation law on eight occasions.

     Messrs. Allen, Ames and Hardis are the current members of the Board's Audit Committee, which assures that organization, policies, controls and systems are in place to monitor performance; provides an independent channel to receive appropriate communications from employees, auditors, legal counsel, bankers and consultants; and monitors the public release of financial information. The Audit Committee met four times during 1994.

     Messrs. Matthews, Shackelford and Sigler are the current members of the Board's Executive Compensation Committee. Mr. Sigler replaced Mr. Allen as a member as of February 10, 1995. This committee monitors and directs the administration of the Company's executive compensation program, including the various cash and stock incentive programs in which officers and employees of the Company participate. During 1994, the Executive Compensation Committee met four times and adopted resolutions by written action pursuant to Ohio corporation law on five occasions.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Certain Beneficial Owners. The following information is set forth with respect to persons known to management to be the beneficial owners, as of February 10, 1995, of more than five percent of the Company's
Common Shares:

                    NAME AND ADDRESS                 AMOUNT AND NATURE OF       PERCENT
                   OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)     OF CLASS
     ----------------------------------------------------------------------     --------
     Peter B. Lewis.................................        10,026,444(2)         14.0%
          6300 Wilson Mills Road
          Mayfield Village, Ohio 44143
     Ruane, Cunniff & Co., Inc......................         9,448,210(3)         13.2%
          767 Fifth Avenue
          Suite 4701
          New York, New York 10153-4789
     Oppenheimer Group, Inc.........................         7,181,116(4)         10.1%
          Oppenheimer Tower
          World Financial Center
          New York, New York 10281
     The Equitable Companies Incorporated...........         5,648,641(5)          7.9%
          787 Seventh Avenue
          New York, New York 10019

- ---------------

(1) Except as otherwise indicated, the persons listed as beneficial owners of the Common Shares have sole voting and investment power with respect to those shares. Certain of the information contained in this table, including related footnotes, is based on the Schedule 13G filings made by the beneficial owners identified herein.

(2) Includes 13,642 Common Shares held for Mr. Lewis by a trustee under the Company's Retirement Security Program, 75,000 Common Shares subject to currently exercisable stock options, 337,500 Common Shares held by Mr. Lewis as trustee of a trust established for the benefit of his brother and 549,414 shares held by a charitable corporation of which Mr. Lewis serves as a trustee and an officer. The amount does not include 1,579,929 Common Shares held of record by National City Bank as trustee of a trust established by Mr. Lewis for the benefit of his adult children, as to which shares he disclaims any beneficial interest.

(3) The Common Shares are held in investment accounts maintained with Ruane, Cunniff & Co., Inc., and it disclaims any beneficial interest in such shares. Ruane, Cunniff & Co., Inc. has advised that it has sole voting power as to 6,696,855 of these shares, no voting power as to the balance of these shares, sole investment power as to 5,007,210 of these shares and shared investment power as to 4,441,000 of these shares.


                                        5

(4) The Common Shares are held in investment accounts maintained with Oppenheimer Group, Inc. or affiliates, and they disclaim any beneficial interest in such shares. Oppenheimer Group, Inc. has advised that it has shared voting and investment power as to all of these shares.

(5) The Common Shares are held in investment accounts maintained with The Equitable Companies Incorporated or affiliates, and they disclaim any beneficial interest in such shares. The Equitable Companies Incorporated has advised that it has sole voting power as to 3,824,802 of these shares, shared voting power as to 222,900 of these shares, no voting power as to the balance of these shares and sole investment power as to all of these shares.



     Security Ownership of Management. The following information is set forth with respect to the Company's Common Shares beneficially owned as of February
10, 1995, by all directors and nominees for election as directors of the Company, each of the named executive officers and by all directors and executive officers of the Company as a group:

                                                     AMOUNT AND NATURE OF       PERCENT
                          NAME                      BENEFICIAL OWNERSHIP(1)     OF CLASS
                         ------                    -------------------------   ----------
     Milton N. Allen................................            51,703(2)          *
     B. Charles Ames................................            47,005(3)          *
     Charles B. Chokel..............................           111,438(4)          *
     Allan W. Ditchfield............................            56,326(5)          *
     Stephen R. Hardis..............................            27,808(3)          *
     Janet Hill.....................................                --             *
     Peter B. Lewis.................................        10,026,444(6)         14.0%
     Bruce W. Marlow................................            90,516(7)          *
     Norman S. Matthews.............................            39,338(3)          *
     Michael C. Murr................................           614,931(8)          *
     Donald B. Shackelford..........................            82,171(3)          *
     Paul B. Sigler.................................            12,409(9)          *
     All 14 Executive Officers and Directors
       as a Group...................................        11,512,882(10)        15.9%

- ---------------

* Less than one percent of the outstanding Common Shares of the Company.

 (1) Includes Common Shares held for executive officers under the Company's Retirement Security Program (which includes the Long-Term Savings Plan) and currently exercisable stock options held by directors and executive officers under various plans. Unless otherwise indicated below, beneficial ownership of the Common Shares held by the directors and executive officers listed in the table is comprised of both sole voting power and sole investment power, or voting power and investment power that is shared with the spouse and/or minor children of the director or executive officer.



                                        6

 (2) Includes 2,400 Common Shares owned by Mr. Allen's wife, as to which shares he disclaims any beneficial interest, and 22,000 Common Shares subject to currently exercisable stock options.

 (3) Includes 22,000 Common Shares subject to currently exercisable stock options.

 (4) Includes 2,042 Common Shares held by Mr. Chokel as custodian for his minor children, as to which shares he disclaims any beneficial interest, and 13,082 Common Shares subject to currently exercisable stock options.

 (5) Includes 30,000 Common Shares subject to currently exercisable stock options.

 (6) See footnote 2 on page 5.

 (7) Includes 45,000 Common Shares subject to currently exercisable stock options.

 (8) Includes 454,550 Common Shares subject to currently exercisable stock options. From February 28, 1995 through March 2, 1995, Mr. Murr exercised these options and sold 512,500 Common Shares.

 (9) Includes 10,000 Common Shares subject to currently exercisable stock options.

(10) Includes 985,632 Common Shares subject to currently exercisable stock options.



     Section 16(a) Reporting. Under the Federal securities laws, the directors and certain officers of the Company and holders of 10% or more of the Company's Common Shares are required to report their ownership of the Company's Common Shares, and any changes in such ownership, to the Securities and Exchange Commission ("SEC") and New York Stock Exchange ("NYSE") within specified timeframes. David M. Schneider inadvertently omitted to include in his Section 16(a) reports 8,697 Common Shares that were transferred in March 1990 from his father's estate to a trust of which he is a co-trustee, and 1,500 Common Shares with respect to which he had a beneficial interest that were sold by that trust in April 1990. Corrective filings were made with the SEC and NYSE, on behalf of both Mr. Schneider and the trust, promptly after this oversight was discovered. The plan administrator of the Company's Long-Term Savings Plan (now part of the Retirement Security Program) furnished erroneous information to Charles B. Chokel and Jeffrey W. Basch concerning allocations of shares to their plan accounts during 1993. As a result, the allocations reported in their Form 5s for 1993 were overstated by approximately 69 shares and 224 shares, respectively. Both individuals filed amended Form 5s promptly after receiving revised information from the plan administrator. Also, Mr. Basch's wife acquired 40 shares in an intraplan transfer to her Long-Term Savings Plan account, which Mr. Basch inadvertently failed to report on Form 4. This transaction was later reported on Mr. Basch's Form 5 for 1994. Tiona M. Thompson inadvertently underreported by 13,000 shares the number of shares subject to stock options granted to her on April 14, 1994 under the Company's 1989 Incentive Plan. She filed an amended Form 4 for April 1994 promptly after this oversight was discovered.

                             EXECUTIVE COMPENSATION

     The following information is set forth with respect to the Company's Chief
Executive Officer and the other four most highly compensated executive officers, each of whom was serving as an executive officer at December 31, 1994 (the
"named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                                 AWARDS(1)
                                                            ANNUAL COMPENSATION                 ------------
                                                 ------------------------------------------      SECURITIES
                                                                               OTHER ANNUAL      UNDERLYING       ALL OTHER
              NAME AND                             SALARY         BONUS        COMPENSATION       OPTIONS        COMPENSATION
         PRINCIPAL POSITION             YEAR        ($)            ($)             ($)              (#)              ($)
- ------------------------------------    -----    ----------     ----------     ------------     ------------     ------------
Peter B. Lewis                           1994    $  800,000     $1,124,000       $139,295(2)       122,400         $  3,030(3)
 Chairman, President and                 1993     1,000,000      1,400,000        127,646(2)        67,100               --
 Chief Executive Officer                 1992     1,023,077        946,000        162,703(2)       137,400               --

Michael C. Murr                          1994       750,000      1,565,625             --           81,900            4,072(3)
 Chief Investment and                    1993     1,001,226        892,800             --           37,500            4,861
 Capital Officer (hired 7/1/92)          1992       473,523             --             --               --            7,162

Bruce W. Marlow                          1994       558,040        673,219             --           85,400           18,736(4)
 Chief Operating                         1993       558,040        892,800             --           37,500            6,704
 Officer                                 1992       551,286        465,300             --           72,000            5,305

Charles B. Chokel                        1994       292,948        337,792             --           31,700            6,685(3)
 Treasurer and Chief                     1993       275,000        385,000             --           11,500            6,558
 Financial Officer                       1992       261,539        252,120             --           16,500            6,806

Allan W. Ditchfield                      1994       412,004        191,005             --           17,500            4,824(3)
 Chief Information                       1993       400,000        200,000             --           10,500            6,923
 Officer                                 1992       400,000        118,300             --           16,500            6,200


- ---------------

(1) The Company's 1985 Restricted Stock Plan expired on December 31, 1993, and there were no restricted stock awards outstanding as of December 31, 1994.

(2) Other Annual Compensation includes $105,935, $96,588 and $130,523 in the form of personal use of corporate aircraft by Mr. Lewis in 1994, 1993 and 1992, respectively.

(3) Represents employer contributions paid during 1994 under the Company's Retirement Security Program.

(4) Includes $7,575 of employer contributions paid during 1994 under the Company's Retirement Security Program and an $11,161 single lump sum payment in lieu of a salary increase for exceeding specific performance objectives during 1994.


                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
- -------------------------------------------------------------------------------     VALUE AT ASSUMED ANNUAL
                        NUMBER OF                                                    RATES OF STOCK PRICE
                        SECURITIES     % OF TOTAL                                   APPRECIATION FOR OPTION
                        UNDERLYING      OPTIONS                                              TERM
                         OPTIONS       GRANTED TO     EXERCISE                     -------------------------
                         GRANTED       EMPLOYEES        PRICE       EXPIRATION         5%            10%
         NAME              (#)          IN 1994       ($/SHARE)        DATE           ($)            ($)
- ----------------------  ----------     ----------     ---------     -----------    ----------     ----------
Peter B. Lewis            122,400(1)      10.7%        $ 31.00         12/31/03    $2,312,699     $5,823,621
Michael C. Murr            81,900(1)       7.2           31.00         12/31/03     1,547,468      3,896,687
Bruce W. Marlow            85,400(1)       7.5           31.00         12/31/03     1,613,599      4,063,212
Charles B. Chokel          31,700(1)       2.8           31.00         12/31/03       598,959      1,508,242
Allan W. Ditchfield        17,500(1)       1.5           31.00         12/31/03       330,656        832,626


   ---------------------

   (1) Options become exercisable 1/1/99, subject to accelerated vesting and a "cash-out" provision upon the occurrence of any "Change in Control" of the Company or certain similar events described in the 1989 Incentive Plan.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY
                             SHARES                       OPTIONS AT 12/31/94         OPTIONS AT 12/31/94
                          ACQUIRED ON        VALUE                (#)                         ($)
                            EXERCISE       REALIZED           EXERCISABLE/                EXERCISABLE/
         NAME                 (#)             ($)            UNEXERCISABLE               UNEXERCISABLE
- ----------------------    ------------    -----------    ----------------------    --------------------------
Peter B. Lewis                 --                  --    Exercisable         --    Exercisable    $        --
                                                         Unexercisable  476,900    Unexercisable    6,547,933

Michael C. Murr              35,450       $ 1,000,009    Exercisable    454,550    Exercisable     12,159,130
                                                         Unexercisable  134,400    Unexercisable      855,288

Bruce W. Marlow                --                  --    Exercisable         --    Exercisable             --
                                                         Unexercisable 284,900     Unexercisable    3,757,747

Charles B. Chokel              --                  --    Exercisable         --    Exercisable             --
                                                         Unexercisable  119,700    Unexercisable    1,716,096

Allan W. Ditchfield          30,000       $   520,544    Exercisable         --    Exercisable             --
                                                         Unexercisable  104,500    Unexercisable    1,458,921

                                 PENSION PLANS

     Messrs. Peter B. Lewis, Marlow and Chokel, as well as substantially all other full-time employees of the Company and its subsidiaries who were hired before January 1, 1989 and satisfy certain other requirements, are eligible to participate in The Progressive Pension Plan (the "Pension Plan"). The Pension Plan is a defined benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is a qualified plan under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is subject to the minimum funding standards of Section 412 of the Code.

     Benefits payable under the Pension Plan are determined pursuant to a formula based upon a participant's years of service with the Company and its subsidiaries, the participant's average annual compensation not in excess of the Social Security taxable wage base during such years of service ("Average Earnings") and Social Security benefits. For purposes of determining Average Earnings, the Pension Plan recognizes base salary, overtime earnings, cash bonuses and commissions. The benefit formula is 2% of Average Earnings times years of service minus 50% of primary Social Security benefit for years of service through December 31, 1988, plus 1.3% of Average Earnings times years of service through December 31, 1993.

     Participants accrue benefits under the Pension Plan formula over their years of service with the Company and its subsidiaries, and become fully vested in their accrued benefits under the Pension Plan upon (i) completion of five years of service (subject to certain break-in-service rules); (ii) attainment of age 65; or (iii) retirement on account of permanent and total disability.

     The estimated net annual pensions (expressed as a life and 120-month certain annuity) payable upon retirement at normal retirement age (65) under the Pension Plan for each of the three named executive officers who participate in the Pension Plan are as follows: Mr. Lewis, $10,188; Mr. Marlow, $8,983; and Mr. Chokel, $9,042.

     As of December 31, 1993, all benefit accruals under the Pension Plan were frozen. Effective January 1, 1994, The Progressive Corporation Supplemental Retirement Plan ("Supplemental Retirement Plan") was amended to include all employees who previously participated in the Pension Plan and who meet requirements as to age and length of service. The Supplemental Retirement Plan is a defined contribution plan within the meaning of ERISA, and is a qualified plan under the Code. All named executive officers now participate in the Supplemental Retirement Plan and the contributions made by the Company in 1994 are included in "All Other Compensation" in the Summary Compensation Table on page 8. Under the Supplemental Retirement Plan, contributions vary from 1% to 5% of compensation up to the Social Security wage base, based on years of eligible service.

                                SEPARATION PLANS

     The named executive officers, as well as substantially all other regular, non-temporary employees of the Company and its subsidiaries, are eligible to participate in The Progressive

Corporation Separation Allowance Plan (the "Separation Plan"). The Separation Plan provides payments to eligible employees whose employment is involuntarily terminated as a result of a reduction in force or a reorganization, as defined in the Separation Plan. Payments are based on compensation in effect immediately prior to termination and years of service and cannot exceed an aggregate of two years of compensation. The Separation Plan is a welfare benefit plan within the meaning of ERISA. All payments under the Separation Plan are made from the general assets of the Company and its subsidiaries. Individual employment or separation arrangements may supplement or supersede the Separation Plan in whole or in part.

                           DIRECTORS' FEES AND PLANS

     Each member of the Board of Directors who is not an employee of the Company currently receives an annual director's fee of $8,000 ("Retainer Fee"). In addition, each such director receives fees for attendance at meetings of the Board and of those committees of the Board of which he or she is a member ("Meeting Fee"). Directors currently receive $3,000 for attendance at each regular meeting of the Board and $1,000 for attendance at each special meeting, unless attendance is by telephone, in which case the fee is $500. Each member of a Board committee receives $750 for attendance at each meeting of the committee, except that the committee chairman receives $1,000 for attendance at each such meeting, unless attendance is by telephone, in which case the fee is $500.

     Each director of the Company who is not an employee of the Company participates in The Progressive Corporation Directors Deferral Plan, as amended (the "Directors Deferral Plan"). Each participant in the Directors Deferral Plan may elect, annually, to defer receipt of all or a portion of his or her Meeting Fees for the following year until the date designated by the director in accordance with the Directors Deferral Plan, which shall not be earlier than six months and one day after the date on which such fees are credited to the director's deferral account. A participating director may elect to have such deferred fees credited to or allocated between (a) a cash account which will earn interest at a rate equal to the rate of interest on new three-month certificates of deposit, and (b) a stock account under which the deferred fees are converted into units equivalent in value and dividend rights to the Company's Common Shares. Account balances may not be transferred from one account to another. All such accounts will be distributed in cash, in a lump sum or installments, when and as designated by the participating director at the time of election or, if earlier, upon the death of the director. All director's Retainer Fees are deferred, credited to a stock account and distributed in cash on any date designated by the participating director which is on or after the later of (a) the date of the expiration of the director's then current term or
(b) the date which is six months and one day after the date such fees are credited to the director's stock account ("Minimum Deferral Date") or, if no such designation is made, the first day of the calendar quarter immediately following the Minimum Deferral Date. All account balances of a director will be distributed to his or her beneficiary, if he or she dies. However, if any director ceases to serve as such for any reason other than death, disability or removal without cause prior to the expiration of his or her term, all Retainer Fees credited to his or her stock account during such term are forfeited.

     Each director who is not an employee of the Company is eligible to receive awards under The Progressive Corporation 1990 Directors' Stock Option Plan, as amended (the "Directors' Stock Plan"). The Directors' Stock Plan authorizes the issuance of up to 450,000 Common Shares, subject to adjustment for stock splits and similar events. Promptly after each Annual Meeting of Shareholders, each participating director receives an option to purchase 2,000 Common Shares at an exercise price equal to the fair market value of the Common Shares on the day of such Annual Meeting. The term of each such stock option is ten years, commencing on the date of grant. Options become exercisable six months and one day following the date of grant and are not transferable. Upon death, to the extent then otherwise exercisable, a stock option may be exercised for a period of one year. During 1994, the Company granted stock options under this plan covering an aggregate of 12,000 shares to six directors.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION POLICY

     The Company's executive compensation program is administered under the direction of the Executive Compensation Committee of the Board of Directors (the "Committee"). The Committee is comprised of three independent, nonemployee directors. The executive compensation program is designed to promote the following objectives:

     - Attract, retain and motivate executives who can significantly contribute to the success of the Company.

     - Reward the achievement of corporate objectives that have been approved by the Board.

     - Provide a fair, rational and competitive executive compensation system.

     The Committee believes that if these objectives are consistently achieved, shareholder value will be enhanced over time.

EXECUTIVE COMPENSATION PROGRAM

     For 1994, the Company's executive compensation program was designed to base compensation on corporate, division and individual performance. Performance objectives and related measurements, as well as the compensation awards that would result from various levels of performance, were clearly defined in advance.

     The executive compensation program consists of three components: salary, annual bonus and long-term incentives through equity-based awards. Variable compensation (consisting of annual bonus and long-term incentive awards) is a larger component of total compensation at more senior levels in the organization. For each executive officer, a target amount is established for each component of variable compensation. Target amounts are determined primarily by reference to data contained in national compensation surveys. These surveys include compensation data for a broad range of public companies in a variety of industries. Since the Company competes for executive level personnel on a nationwide basis with companies in a variety of industries, the compensation data utilized are not limited to companies included in the P/C Group referred to on page 17. The Company's policy is to pay its officers and employees competitive salaries (i.e., within 20% of the midpoint of the survey range of salaries for their respective positions) and to provide variable compensation which can take total direct compensation to or above the high end of the market range when the Company and, in most cases, the employee's division meet or exceed challenging performance goals.

     A phase-out of many officer perquisites, such as company cars and extended health care coverage, began in early 1992. In addition to the executive compensation program, executive officers participate in the Company's health and retirement plans which are available on the same basis to all regular employees of the Company who satisfy minimum eligibility requirements.

Salary Component

     Executive officers receive a salary based on their responsibilities and potential at market levels indicated by compensation survey data. The Company's objective is to set executive salaries to be within 20% of the midpoint of the survey range of salaries for comparable positions. Salaries are reviewed annually and adjusted for changes in those factors and the individual's performance during the year. Better performance generally results in an increased salary, subject to the limits of the salary range established by the Company. For employees who exceed expectations, some part of the increase will be paid in a single lump sum rather than becoming a part of future salary base.

Annual Bonus Component

     In 1994, Messrs. Lewis, Marlow, Murr and Chokel and two other executive officers of the Company participated in the 1994 Executive Bonus Plan. Mr. Ditchfield, along with one other executive officer and all other full-time employees of the Company, participated in the 1994 Gainsharing Plan. These Plans were designed to reward participants appropriately for current corporate and/or division performance.

     Under the 1994 Executive Bonus Plan, a target annual bonus amount, which varied by position, was established for each of the six participants. For Mr. Lewis, the target annual bonus amount for 1994 equaled 100% of salary; for Messrs. Marlow and Chokel, the target was 80% of salary; for Mr. Murr, the target was 167% of salary; and for the other two executives, the target was 50% of salary.

     In 1994, awards under the 1994 Executive Bonus Plan were determined by reference to three quantitative components. The Core Business Gainsharing Component included a performance matrix ("Gainsharing Matrix") which assigned a performance score to various combinations of profitability and growth outcomes for the core business (profitability was measured by the combined ratio ("COR") for continuing operations, determined in accordance with generally accepted accounting principles ("GAAP"), while growth was measured in terms of the year-to-year change in market share), and a factor which measured success in reducing costs in the core business. The ROE Component measured the Company's return on average shareholders' equity against pre-established objectives, and the Investment Component measured the performance of the Company's investment activities compared to appropriate indices. The weighting of these three components differed depending on the nature and scope of the individual executive's responsibilities. A performance score equal to the target bonus resulted if designated goals were met. Actual awards could range from 0% to 200% of the target annual bonus amount, depending on the extent to which performance was better or worse than the goals.

     All other officers and qualified employees (approximately 7,443) of the Company, including Mr. Ditchfield and one other executive officer, participated in the Company's 1994 Gainsharing Plan. The 1994 Gainsharing Plan was substantially similar to the 1994 Executive Bonus Plan, but did not include performance criteria for return on average shareholders' equity or investment performance. Under the 1994 Gainsharing Plan, awards were based on performance in achieving profitability and market share goals, as measured by the Gainsharing Matrix, for both the Company as a whole and the individual participant's division, and on the success of both the Company and such division in reducing costs.

     The 1995 Executive Bonus Plan, which will replace the 1994 Executive Bonus Plan if approved by shareholders, is described on pages 18 through 23 hereof. It is substantially similar to the 1994 plan, differing, materially, only in the respects described on page 18. Messrs. Chokel, Lewis, Marlow, Murr and two other executive officers will participate in the 1995 Executive Bonus Plan, if the proposal set forth at Item 3 is approved by shareholders. Most other officers and regular employees of the Company, including Mr. Ditchfield, will participate in the Company's 1995 Gainsharing Plan, which is substantially similar to the 1994 Gainsharing Plan.

Long-Term Incentive Component

     In 1994, the executive compensation program included long-term incentives through the grant of nonqualified stock options. This component is designed to encourage the long-term retention of key executives and to align executive compensation directly with the long-term enhancement of shareholder value. Stock option grants are intended to focus the executive on managing the Company from the perspective of an owner. The named executive officers and approximately 220 other management employees of the Company currently participate in the long-term incentive program.

     The value of a stock option depends directly on the future performance of the Company's Common Shares, since it has value to the recipient only if and to the extent that the price of the Company's Common Shares increases above the option exercise price. Stock option awards are normally made annually. A target award value, which varies by position, is established for each participant in order to bring total targeted compensation to the 90th percentile of the survey range. In 1994, for the executive officers, these target award values ranged from 49% to 175% of salary, depending on job classification. The target award value is then divided by a value per share developed through the Black-Scholes pricing model, to determine the number of option shares to be awarded. In 1994, the pricing model valued the stock options at $11.44 per share, which is 37% of the per share exercise price of $31. The following assumptions were used to derive the ratio: 10-year option term, .2 annualized volatility rate, 6.75% risk free-rate of return and 1.1% dividend yield, and an assumed attrition factor of 3%. The stock options generally have an exercise price which is equal to the market price of the Company's Common Shares on the date of grant, contain provisions which defer vesting of the options for five years and may be exercised at any time during the five years following vesting.

     If approved by the shareholders, the 1995 Incentive Plan, which is described on pages 28 through 39, will succeed the 1989 Incentive Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Peter B. Lewis, the Company's Chief Executive Officer, received cash compensation in the amount of $1,924,000 for 1994, consisting of a salary of $800,000 and an annual bonus award of $1,124,000, in addition to the non-cash compensation disclosed in the Summary Compensation Table and related footnotes on page 8.

     Mr. Lewis' annual bonus target for 1994 was $800,000, an amount equal to 100% of his salary. For Mr. Lewis, 50% of his bonus target was based on the Core Business Gainsharing Component, 30% was based on the ROE Component and 20% was based on the Investment Component. In 1994, the Company's continuing operations achieved a COR of 93 for its core business, with significant growth in market share and improvement in cost structure, resulting in a performance score of
1.51. In addition, the ROE Component score was 1.5 compared to a target of 1.0 and the Investment Component score was 1.0 compared to a target of 1.0. Applying the weighting factors to the performance scores for each of the several components, and then combining the results, produced a Performance Factor of
1.405. Mr. Lewis therefore earned 140.5% of target, or $1,124,000, as his annual bonus. It should be noted that Mr. Lewis' salary has been reduced from a high of $1,198,077 in 1991, because the Committee wishes to place more emphasis on the variable components of executive pay.

     For the long-term incentive component of his compensation, on April 14, 1994, Mr. Lewis was awarded stock options to purchase 122,400 of the Company's Common Shares at an exercise price of $31 per share. This award vests on January 1, 1999, and was determined in accordance with the stock option formula described above.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     In 1993, the Internal Revenue Code was amended by the Omnibus Budget Reconciliation Act of 1993 ("Budget Reconciliation Act"), which limits to $1 million per year the deduction allowed for Federal income tax purposes for compensation paid to the chief executive officer and the four other most highly compensated executive officers of a public company ("Deduction Limit"). This Deduction Limit, which is contained in Section 162(m) of the Internal Revenue Code and became effective in 1994, does not apply to compensation paid under a plan that meets certain requirements for "performance-based compensation." To qualify for this exception, (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more "outside directors"; (c) the material terms of the compensation and the performance goals must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied before payment. It is the Company's policy to structure its incentive compensation programs to satisfy the requirements for the "performance-based compensation" exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder, to the extent practicable. Salaries and any perquisites are subject to approval of the Committee, but will not be submitted to a vote of shareholders, and thus will not be deductible if and to the extent that such compensation exceeds $1 million per year for any such executive.

SUMMARY

     The Committee believes that management compensation should be linked to the creation of shareholder value. The Company's executive compensation program thus includes significant long-term incentives, through equity-based awards, which are tied to the long-term performance of the Company's Common Shares. The Committee recognizes, however, that while stock prices may reflect management performance over the long term, other factors, such as general economic conditions and varying investors' attitudes toward the stock market in general, and specific industries in particular, may significantly affect stock prices at any point in time. Accordingly, the annual cash components of the program, consisting of salary and annual bonus, emphasize individual performance and the realization of defined business objectives, which are independent of short-range fluctuations in the stock price.

     The executive compensation program thus has been designed to align executive compensation with both the Company's business goals and long-term shareholder interests. The Committee believes that the program, as implemented, is balanced and consistent with these objectives. The Committee will continue to monitor the operation of the program and cause the program to be adjusted and refined, as necessary, to ensure that it continues to support both corporate and shareholder goals.

                                        EXECUTIVE COMPENSATION COMMITTEE

                                        Donald B. Shackelford, Chairman
                                        Milton N. Allen
                                        Norman S. Matthews


                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's
Common Shares ("PGR") to the Standard & Poor's 500 Index ("S & P Index") and the
Value Line Property/Casualty Industry Group ("P/C Group") for the last five years.

                       CUMULATIVE FIVE-YEAR TOTAL RETURN*

                           PGR, S&P INDEX, P/C GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/94)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            PGR          S&P INDEX       P/C GROUP
    ---------------------           -----        -----------     -----------
    1989                            100.00          100.00          100.00
    1990                            134.61           96.83           99.96
    1991                            143.21          126.41          126.13
    1992                            233.90          136.25          160.89
    1993                            327.02          150.00          156.28
    1994                            284.40          151.98          155.05


Assumes $100 invested at the close of trading on December 31, 1989 in PGR, S&P Index and P/C Group.
*Assumes reinvestment of dividends.

Source: Value Line, Inc.


ITEM 3:  PROPOSAL TO APPROVE THE PROGRESSIVE CORPORATION 1995 EXECUTIVE BONUS
         PLAN

GENERAL

     The Executive Compensation Committee of the Board of Directors (the "Committee") adopted The Progressive Corporation 1995 Executive Bonus Plan (the "1995 Bonus Plan") on February 10, 1995, subject to approval by the Company's shareholders. The description herein is a summary of the 1995 Bonus Plan. The complete text of the 1995 Bonus Plan is included as an exhibit to the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1994.

     If approved by shareholders, the 1995 Bonus Plan will supersede and replace The Progressive Corporation 1994 Executive Bonus Plan (the "1994 Bonus Plan") for 1995 and subsequent years. The 1995 Bonus Plan is substantially similar to the 1994 Bonus Plan, but includes a provision which permits any participant who is then eligible to participate in The Progressive Corporation Executive Deferred Compensation Plan, which is described on pages 23 through 28 hereof, (the "Deferral Plan") to elect to defer receipt of some or all of his or her annual bonuses pursuant to and in accordance with the Deferral Plan. The 1995 Bonus Plan also reflects the Target Percentages, and the mix and relative weighting of Bonus Components, for each Plan participant, and the performance targets and resulting scores, adopted by the Committee for the 1995 Plan year and thereafter, unless and until changed by the Committee in accordance with the terms of the 1995 Bonus Plan.

     The Company has designed an executive compensation program consisting of the following three components: salary, annual bonus and stock options or other equity-based awards. The program is structured to reflect the market for executive compensation and to promote both the achievement of corporate goals and performance that is in the long-term interests of shareholders. While stock options or other equity-based awards reflect the long-term value created for shareholders, the annual bonus component focuses on current operating and investment results. If approved by shareholders, the 1995 Bonus Plan will provide the annual bonus component of total compensation for participants in the Plan.

SHAREHOLDER APPROVAL REQUIREMENTS

     The 1995 Bonus Plan is being submitted to the Company's shareholders for approval pursuant to the requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code"). Section 162(m) limits to $1 million per year the deduction allowed for Federal income tax purposes for compensation paid to a "covered employee" of a public company ("Deduction Limit"). Under Section 162(m), the term "covered employee" includes the chief executive officer and the four other most highly compensated executive officers. The Deduction Limit, which is effective beginning in 1994, applies to compensation which does not qualify for any of the limited number of exceptions provided for in Section 162(m).

     Under Section 162(m), the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for "performance-based compensation." To qualify for this exception, the following requirements must be met: (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more "outside directors"; (c) the material terms of the compensation and performance goals must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

     It is the Company's policy to structure its incentive compensation programs to satisfy the requirements for the "performance-based compensation" exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder, to the extent practicable. As a consequence, the Committee has directed that the 1995 Bonus Plan be submitted to the Company's shareholders for approval in accordance with the requirements for the "performance-based compensation" exception to the Deduction Limit. If the 1995 Bonus Plan is approved by shareholders, the Plan will become effective as of calendar year 1995, and compensation paid to "covered employees" under the Plan will not be subject to the Deduction Limit. If the shareholders fail to approve the 1995 Bonus Plan, the Plan will not become effective. However, if the shareholders fail to approve the 1995 Bonus Plan, the Committee may consider adopting an alternative bonus program without shareholder approval, even though some or all of the payments made thereunder may be subject to the Deduction Limit, in order to maintain the competitiveness of the Company's executive compensation program.

ADMINISTRATION

     The 1995 Bonus Plan will be administered by the Committee, which consists of three Board members, all of whom are "outside directors," as defined under
Section 162(m). The Committee has full authority to determine the manner in which the 1995 Bonus Plan will operate, to interpret the provisions of the Plan and to make all determinations thereunder. In addition, the Committee has authority to adopt, amend and repeal such rules, guidelines, procedures and practices governing the 1995 Bonus Plan as it shall, from time to time, deem advisable.

ELIGIBILITY FOR PARTICIPATION

     Participation in the 1995 Bonus Plan is limited to executive officers of the Company. The Committee has authority to select those executive officers who will participate in the Plan. There are currently seven executive officers of the Company. Six executive officers, including Peter B. Lewis, Bruce W. Marlow, Charles B. Chokel, Michael C. Murr, David M. Schneider and Tiona M. Thompson, have been selected to participate in the 1995 Bonus Plan.

PLAN OPERATION

     The 1995 Bonus Plan has been designed to link pay directly to performance. Annual bonuses paid under the Plan ("Annual Bonuses") will be determined by application of the following formula:

     Annual Bonus = Salary Paid X Target Percentage X Performance Factor

     Salaries are established by the Committee no later than 90 days after commencement of the Plan year for which the Annual Bonuses are to be paid and are determined by market analysis, based on data reported in national compensation surveys.

     For each participant, a Target Percentage is selected based on market data and is intended to bring cash compensation to the high end of the market range if specified performance goals are met. Total cash compensation can exceed the market range if the specified performance goals are exceeded. For 1995, the Target Percentages for the participants in the 1995 Bonus Plan range from 60% to 167%. The Target Percentages may be changed from year to year by the Committee, consistent with the provisions of Section 162(m) and the regulations promulgated thereunder.

     Under the 1995 Bonus Plan, the performance of each participant is measured by selected performance criteria, which may include Core Business Gainsharing, Return on Average Shareholders' Equity ("ROE") and Investment Performance, as described below ("Bonus Components"). For each participant, an appropriate combination of Bonus Components is selected based on the nature and scope of such participant's assigned responsibilities.

     The selected Bonus Components are assigned various weights by the Committee, which may vary among participants and may be changed from year to year by the Committee. The sum of the weighted performance scores for each of the Bonus Components assigned to a given participant equals the Performance Factor for that participant. The Performance Factor will equal 1.0 if specified performance goals are met, and can vary from 0 to 2.0 based on actual performance versus the pre-established objectives.

     The Core Business Gainsharing Component consists of a Profitability and Growth Factor and a Cost Structure Improvement Factor and measures overall operating performance for the Company's core personal and commercial automobile insurance business ("Core Business") for the Plan year. With respect to the Profitability and Growth Factor, performance is measured by a Gainsharing Matrix, as established by the Committee for the Plan year, which assigns a performance score to various combinations of profitability and growth outcomes. Under the Gainsharing Matrix, profitability is measured by the GAAP combined ratio, and growth is measured by the year-to-year change in market share. The Cost Structure Improvement Factor measures success in achieving cost structure improvement by comparing the sum of the GAAP underwriting expense ratio and the loss adjustment expense ratio achieved for the Company's Core Business during a given Plan year against expense targets which have been pre-established by the Committee. For purposes of determining a performance score for the Core Business Gainsharing Component, each Factor is assigned a different weight by the Committee. For 1995, the Profitability and Growth Factor is weighted 70%, and the Cost Structure Improvement

Factor is weighted 30%. The relative weighting of such Factors, and the profitability, growth and expense targets, may be changed from year to year by the Committee.

     The 1995 Bonus Plan contains an ROE Component, which measures the actual return on average shareholders' equity achieved by the Company for a given Plan year, net of inflation, against a series of pre-established performance targets. For this Component, a specified ROE target must be met in order to achieve a performance score of 1.0; a higher (or lower) ROE will result in a higher (or lower) performance score for this Bonus Component. ROE performance targets and resulting scores for the ROE Component may be revised from year to year by the Committee.

     The Investment Performance Component measures overall performance for the Company's investment activities. Initially, investment results for the individual segments of the Company's investment portfolio are compared against pre-established benchmarks. The resulting performance scores for the various segments are weighted by the amounts invested from time to time in each of the respective segments, and the weighted performance scores are combined to produce an Investment Performance Score that reflects the overall investment performance of the portfolio. Segment classifications and benchmarks may be changed from year to year by the Committee.

     The Annual Bonus payable to any participant under the 1995 Bonus Plan with respect to any Plan year may not exceed $2,000,000.

     For 1995, the maximum amount of benefits that may be paid under the 1995
Bonus Plan to the named executive officers who have been selected to participate in such Plan, and to all participating executive officers as a group, are as follows:

                               NEW PLAN BENEFITS

             THE PROGRESSIVE CORPORATION 1995 EXECUTIVE BONUS PLAN

                                                                      MAXIMUM BENEFIT
     NAME AND POSITION                                                 FOR 1995 ($)
     -----------------                                                ---------------
     Peter B. Lewis
       Chairman, President and Chief
       Executive Officer............................................    $ 1,440,000
     Michael C. Murr
       Chief Investment and Capital Officer.........................      1,878,750
     Bruce W. Marlow
       Chief Operating Officer......................................      1,116,080
     Charles B. Chokel
       Treasurer and Chief Financial Officer........................        476,864
     Executive Group,
       consisting of six participants...............................      5,479,342


AMENDMENTS AND TERMINATION

     The Committee, in its sole discretion, may at any time terminate, amend or revise the 1995 Bonus Plan, in whole or in part, provided that any amendment or revision to the Plan which requires shareholder approval pursuant to Section 162(m) of the Code shall be subject to approval by the Company's shareholders. The Committee, without shareholder approval, may modify or change the Target Percentages and the mix and relative weighting of Bonus Components for any participant, and the performance targets and resulting scores for any Bonus Component, or its constituent Factors, and may select the executive officers who will participate in the Plan from year to year.

OTHER MATERIAL PROVISIONS

     The Annual Bonus for any Plan year will be paid in two installments. The first installment, in an amount equal to 90% of the Annual Bonus, calculated as described above, will be paid to participants as soon as practicable after the Committee has certified performance results for the Plan year, but no later than the March 31 immediately following the end of the Plan year. The second installment, in an amount equal to 10% of the Annual Bonus, will be paid to participants on the September 30 immediately following the end of the Plan year.

     Unless otherwise determined by the Committee, in order to be entitled to receive any installment of the Annual Bonus for any Plan year, the participant must be employed by the Company on the date such installment is paid. Annual Bonus payments will be net of any legally required deductions for federal, state and local taxes and other items.

     Any participant in the 1995 Bonus Plan who is then eligible to participate in the Deferral Plan may elect to defer receipt of all or a portion of his or her Annual Bonus under the 1995 Bonus Plan, under and in accordance with the provisions of the Deferral Plan.

     The right to an Annual Bonus shall not be transferred, assigned or encumbered by any participant.

     The 1995 Bonus Plan has been adopted, and will be effective, as of January 1, 1995, subject to shareholder approval. If approved by shareholders, the 1995 Bonus Plan will be effective for 1995 and for each calendar year thereafter unless and until terminated by the Committee.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1995 BONUS PLAN

     Effective January 1, 1994, the Company will not be entitled to deduct annual compensation in excess of $1 million paid to any "covered employee" unless such compensation meets the requirements for "performance-based compensation," as specified in Section 162(m) of the Code and the regulations promulgated thereunder. To meet such requirements, the compensation must be payable because of the attainment of pre-established objective performance goals selected by a compensation committee of the board of directors that is comprised solely of two or more "outside directors" and approved by the shareholders after disclosure to them of the material terms of the performance goals and the compensation payable under the plan. Further, before payment, the compensation committee must certify in writing that the performance goals have been satisfied.

     The 1995 Bonus Plan was established by the Committee, which is comprised solely of three "outside directors," and is being submitted to shareholders for approval. If the shareholders approve the 1995 Bonus Plan and the Committee subsequently certifies the attainment of the performance goals applicable to any Plan participant who is a "covered employee," the Company's deduction of payments made to such participant under the 1995 Bonus Plan will not be subject to the Deduction Limit.

VOTE REQUIRED FOR APPROVAL

     Under applicable federal regulations, the affirmative vote required for approval is a majority of the Company's Common Shares voting on this proposal, treating as voting all ballots marked as abstentions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

ITEM 4: PROPOSAL TO APPROVE THE PROGRESSIVE CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN

GENERAL

     The Board of Directors adopted The Progressive Corporation Executive Deferred Compensation Plan ("Deferral Plan") as of December 27, 1994, subject to approval by the Company's shareholders. The description herein is a summary of the Deferral Plan. The complete text of the Deferral Plan is included as an exhibit to the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1994.

     The Deferral Plan permits Eligible Executives (as defined below) to defer receipt of some or all of their annual bonuses or other incentive awards payable under The Progressive Corporation 1995 Gainsharing Plan, The Progressive Corporation 1995 Executive Bonus Plan or any other plan or program designated by the Committee ("Gainsharing Awards"). All deferred amounts will be deemed to have been invested in one or more investment funds offered under the Deferral Plan and selected by the participant ("Investment Funds"). Distribution from the Deferral Plan may be made in cash or Common Shares of the Company, based on investment elections made by Deferral Plan participants. Three Hundred Thousand (300,000) Common Shares have been reserved for issuance by the Company in connection with the Deferral Plan.

SHAREHOLDER APPROVAL REQUIREMENTS

     The Deferral Plan is being submitted to the Company's shareholders for approval pursuant to the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

     Section 162(m), which is described in more detail at pages 18 and 19 hereof, limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to a "covered employee" of a public company ("Deduction Limit"). Under Section 162(m), the term "covered employee" includes the chief executive officer and the four other most highly compensated executive officers.

     Under Section 162(m), the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for "performance-based compensation," including a requirement that shareholders approve the plan, after disclosure to shareholders of the material terms of the plan and the compensation that may be paid thereunder. The other requirements for the "performance-based compensation" exception are described on page 19.

     It is the Company's policy to structure its incentive compensation programs to satisfy the requirements for the "performance-based compensation" exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder, to the extent practicable. As a consequence, the Committee has directed that the Deferral Plan be submitted to the Company's shareholders for approval in accordance with the requirements for the "performance-based compensation" exception to the Deduction Limit. If the Deferral Plan is approved by shareholders, distributions made to participants thereunder will not be subject to the Deduction Limit, provided that such distributions consist of amounts attributable to the deferral of annual bonuses or incentive awards payable under bonus or incentive plans that meet the requirements of Section 162(m) and amounts earned thereon under the Deferral Plan. If the shareholders fail to approve the Deferral Plan, the Plan will be treated as if it had never existed.

     Generally, Section 16(b) of the 1934 Act provides for the forfeiture of any profit realized by certain officers of a public company from any combination of a purchase and sale of any of the company's equity securities within a six-month period. An exemption from the application of Section 16(b) may be obtained for certain stock transactions under employee benefit plans upon the satisfaction of certain conditions set forth in Rule 16b-3. These conditions include, among others, a requirement that the plan be approved by the company's shareholders. It is the Company's policy to structure its stock-based compensation programs to satisfy the conditions necessary to qualify for the exemption provided under Rule 16b-3. The Deferral Plan currently satisfies all such conditions, subject to the shareholder approval requirement. If the Deferral Plan is approved by shareholders, credits to and distributions from each Deferral Plan participant's Company Stock Fund account will be exempt from the provisions of Section 16(b).

ADMINISTRATION

     The Deferral Plan will be administered by the Executive Compensation Committee of the Board of Directors. The Committee consists of not less than three members of the Board, all of whom are "outside directors," as defined in
Section 162(m), and "disinterested persons" for purposes of Rule 16b-3. Committee members serve at the pleasure of the Board. The Committee has full power to administer the Deferral Plan, including, but not limited to, the authority to make and enforce rules and regulations, to interpret the Deferral Plan, to compute amounts payable under the Deferral Plan to participants and beneficiaries and to authorize disbursements from the Trust (as described below) or the Deferral Plan.

ELIGIBILITY FOR PARTICIPATION

     The Company's Chief Executive Officer, Chief Operating Officer, Chief Investment and Capital Officer, Chief Financial Officer, Chief Information Officer, Chief Legal Officer, Chief Human Resources Officer, Division Presidents and any other employees of the Company or its subsidiaries designated by the Committee are eligible to participate in the Deferral Plan. However, individuals who live or work outside the United States are not eligible. Individuals who meet these eligibility requirements are referred to in this summary as "Eligible Executives." There are currently seven executive officers and fourteen other employees eligible to participate in the Deferral Plan. Participation by Eligible Executives is voluntary.

     Eligible Executives may elect to participate in the Deferral Plan by signing a deferral agreement and delivering it to the Company prior to the Plan year for which the applicable Gainsharing Award will be earned.

     The deferral agreement must meet all of the following requirements:

           (i) it must be irrevocable;

           (ii) it must apply to only one Gainsharing Award; however, if a Gainsharing Award is paid in installments, the deferral agreement will apply to each installment;

          (iii) it must specify the percentage of the Eligible Executive's Gainsharing Award to be deferred. The percentage may not be less than 10%. The Committee is authorized to set minimum dollar amounts for deferrals; and

          (iv) it must contain such other provisions as may be required by the Committee.

ESTABLISHMENT AND VALUATION OF DEFERRAL PLAN ACCOUNTS

     An annual deferral account ("Annual Deferral Account" or "Account") will be established for all deferrals that relate to the same Gainsharing Award earned by a participant. The Account will be credited with an amount equal to the initial amount(s) deferred as of the date(s) such amounts otherwise would have been paid to the participant in cash. All amounts initially credited to each Account shall be deemed to be invested in the Investment Funds selected by the participant (see below). The gains and losses of each Investment Fund will be allocated among the appropriate Accounts in accordance with such procedures as the Committee shall establish from time to time.

INVESTMENT ELECTIONS

     All deferrals credited to an Annual Deferral Account will be deemed to have been invested in one or more of the Investment Funds available under the Deferral Plan, in accordance with the participant's investment election. These Investment Funds include a number of mutual funds and a fund which invests principally in the Company's Common Shares ("Company Stock

Fund"). Investment elections are irrevocable. Transfers among Investment Funds are prohibited.

     The Investment Funds available under the Deferral Plan are merely devices used to calculate gains and losses in amounts deferred by participants under the Deferral Plan. No participant will have any rights or interests in any particular funds, securities or property of the Company or the trust maintained in conjunction with the Deferral Plan ("Trust"), or in any investment vehicle in which deferrals are deemed to be invested, by virtue of any election to invest any portion of any Account balance in any Investment Fund. Each Annual Deferral Account, however, shall be credited or charged in accordance with the Deferral Plan with gains or losses as if the participant in fact had made a corresponding actual investment.

DISTRIBUTION OF ACCOUNT BALANCES

     The balance of each Annual Deferral Account of a participant will be distributed within 30 days following the earlier of termination of employment, death, disability, change in control of the Company, or the date on which the fixed deferral period, if any, applicable to the Account expires.

     Participants desiring to elect a fixed deferral period must do so at the time the applicable deferral agreement is signed. The election cannot be changed. The fixed deferral period must end no less than two years after the year in which the applicable Gainsharing Award is earned. Participants may elect different fixed deferral periods for deferred amounts that relate to separate Gainsharing Awards.

     Notwithstanding the distribution rules discussed above, the Company may elect to accelerate distribution of all Accounts, if the Deferral Plan terminates.

     The participant's rights and interests under the Deferral Plan may not be assigned, alienated, anticipated, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process under any circumstances.

     Distributions made on account of the participant's death will be paid to the participant's beneficiary. All other distributions will be paid directly to the participant.

     Distributions made on account of the participant's death or disability, termination of the Deferral Plan or change in control of the Company will be paid in a lump sum. Distributions made on account of the participant's termination of employment or expiration of a fixed deferral period will be paid in either a lump sum or installments, as elected by the participant. This election must be made at the time the applicable deferral agreement is signed and may not be changed. If the participant elects the installment method, installments will be paid annually for three years. If a participant elects to receive payment of his distribution in installments and dies prior to payment of all installments, the balance will be paid to his/her beneficiary in a lump sum.

     All distributions will be made in cash, except that a distribution representing amounts invested in the Company Stock Fund will be made in Common Shares.

NATURE OF PARTICIPANT'S RIGHTS

     The rights of participants and their beneficiaries under the Deferral Plan are unsecured contractual rights against the Company. Participants and their beneficiaries will have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. All assets of the Trust are subject to the claims of the Company's general creditors under federal and state law if the Company becomes unable to pay its debts as they become due or becomes subject to federal bankruptcy proceedings.

TRUST

     The Company is required to establish and maintain a Trust to provide a source of funds to assist the Company in meeting its liabilities under the Deferral Plan. The Trust will become irrevocable, if and when the Internal Revenue Service issues a favorable private letter ruling on the tax status of the Deferral Plan and Trust. After the Trust has become irrevocable, the Company is required to make annual deposits to the extent necessary to ensure that the value of all Trust assets is sufficient to pay all Deferral Plan liabilities as of the close of each plan year.

     The trustee of the Trust is NBD Bank, N.A., 611 Woodward, Detroit, Michigan 48226. The trustee may resign or be removed, and a successor appointed, in accordance with the Trust. The trustee is required to hold all Trust assets exclusively for the benefit of Deferral Plan participants and beneficiaries and general creditors of the Company.

DURATION OF DEFERRAL PLAN

     The Deferral Plan was adopted by the Company effective as of January 1, 1995, subject to approval by the shareholders of the Company at the 1995 Annual Meeting of Shareholders. If the shareholders do not approve the Deferral Plan, it will be treated as if it had never been adopted. If the shareholders approve the Deferral Plan, it will remain in effect indefinitely until terminated. The Deferral Plan may be amended or terminated at any time for any reason by action of the Committee.

     If the Deferral Plan terminates, participants may not make any additional deferrals, but any existing Accounts will continue to be administered as provided in the Deferral Plan. However, at any time after termination, the Company may elect to accelerate distribution of all Deferral Plan Accounts. Any such accelerated distributions will be made in a lump sum.

     Following termination of the Deferral Plan, the Trust will remain in existence until all Trust assets have been disbursed.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the Common Shares represented at the meeting, in person or by proxy, is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

ITEM 5:  PROPOSAL TO APPROVE THE PROGRESSIVE CORPORATION
         1995 INCENTIVE PLAN

GENERAL

     The Board of Directors adopted The Progressive Corporation 1995 Incentive Plan (the "1995 Stock Plan") on February 10, 1995, subject to approval by the Company's shareholders. If approved by shareholders, the 1995 Stock Plan will become effective and will succeed The Progressive Corporation 1989 Incentive Plan, as amended ("1989 Stock Plan"), after the remaining Common Shares which have been reserved for issuance under the 1989 Stock Plan have been awarded through the grant of stock options or other stock-based incentives. The description herein is a summary of the 1995 Stock Plan. The complete text of the 1995 Stock Plan is filed as an exhibit to the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1994.

     The Company's executive compensation program, which is described on pages 12 through 16, contemplates annual awards of stock options or other equity-based incentives to officers and certain other key employees of the Company and its subsidiaries. The Board believes that it is in the Company's best interests to provide officers and other key employees with equity incentives in order to more closely align their interests with those of shareholders. A total of 6,500,000 Common Shares have been authorized for issuance under the 1989 Stock Plan. As of December 31, 1994, stock options with respect to an aggregate of 4,691,227 Common Shares had been exercised or were outstanding under the 1989 Stock Plan. The Board believes that it is desirable to increase the number of Common Shares available for future awards in order to carry out the Company's executive compensation strategy. Therefore, the Board has adopted the 1995 Stock Plan, subject to shareholder approval, in order to authorize the issuance of up to an additional 5,000,000 Common Shares for future stock options or other stock-based awards.

     The 1995 Stock Plan provides for the grant to officers and other key employees of the Company and its subsidiaries of options to purchase Common Shares ("Stock Options"), rights to receive the appreciation in value of Common Shares ("SARs"), awards of Common Shares subject to restrictions on transfer ("Restricted Stock"), awards of Common Shares issuable in the future upon satisfaction of certain conditions ("Deferred Stock"), rights to purchase Common Shares ("Stock Purchase Rights") and other awards based on Common Shares ("Other Stock-Based Awards") (Stock Options, SARs, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards are collectively referred to herein as "Awards"). Under the terms of the 1995 Stock Plan, Awards may be granted with respect to an aggregate of not more than 5,000,000 Common Shares, and no participant may receive Awards with respect to more than 300,000 Common Shares during any calendar year, subject to adjustment for future stock dividends and similar events. If any shares subject to an outstanding Award are forfeited, or an Award terminates or expires without issuance of the shares, the shares subject to such Award shall again be available for the grant of future Awards, except under certain circumstances described in the Plan. The Common Shares issuable under the 1995 Stock Plan will be either authorized but unissued shares or treasury shares. The closing price of the Common Shares on the New York Stock Exchange on March 7, 1995 was $39.25.

SHAREHOLDER APPROVAL REQUIREMENTS

     The 1995 Stock Plan is being submitted to the Company's shareholders for approval pursuant to the provisions of Section 162(m) of the Code and Rule 16b-3 under the 1934 Act.

     The provisions of Section 162(m) are discussed on pages 18 and 19 hereof.
Section 162(m) limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to a "covered employee" of a public company ("Deduction Limit"), and specifies the requirements that must be satisfied so that compensation paid to a "covered employee" under a plan will qualify for the "performance-based compensation" exception to the Deduction Limit.

     Stock options and stock appreciation rights with an exercise or base price equal to the fair market value of the employer's stock on the date of grant generally are treated as "performance-based compensation" which is exempt from the Deduction Limit of Section 162(m), since the amount earned, if any, results solely from an increase in the employer's stock price. While the requirements of pre-established performance goals and compensation committee certification of performance results do not apply to such stock options and stock appreciation rights, the awards must be made by a board committee comprised solely of "outside directors." Further, to qualify for the exemption, the material terms of the plan must be disclosed to and approved by shareholders and the plan must state the maximum number of shares that may be awarded to any employee under the plan within a specified period.

     It is the Company's policy to structure its incentive compensation programs to satisfy the requirements for the "performance-based compensation" exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder, to the extent practicable. As a consequence, the Board has directed that the 1995 Stock Plan be submitted to the Company's shareholders for approval in order to satisfy the requirements for the "performance-based compensation" exception to the Deduction Limit. If approved by shareholders, the 1995 Stock Plan will become effective on the date of such approval and compensation attributable to stock options and stock appreciation rights with an exercise or base price equal to the fair market value of the Company's Common Shares on the date of grant will not be subject to the Deduction Limit.

     Shareholder approval of the 1995 Stock Plan also is being sought so that the grant of Awards under the Plan to certain officers will satisfy the requirements of Rule 16b-3 and thus be exempt from the operation of Section 16(b) of the 1934 Act. Generally, Section 16(b) provides for the forfeiture of any profit realized by certain officers of a public company from any combination of a purchase and sale of their company's equity securities within a six-month period. Under Rule 16b-3, an exemption from the application of Section 16(b) may be obtained for various stock transactions under employee benefit plans upon the satisfaction of certain conditions, including shareholder approval of the plan and any material amendment thereto. All other conditions to the exemption are currently satisfied by the 1995 Stock Plan.

     If the shareholders fail to approve the 1995 Stock Plan, it will not become effective. However, in such event, the Board may consider adopting a stock incentive program without shareholder approval in order to maintain the competitiveness of the Company's executive compensation program, even though some or all of the compensation earned thereunder by "covered employees" may be subject to the Deduction Limit and certain Plan transactions may be subject to
Section 16(b).

PURPOSE AND ELIGIBILITY

     The purpose of the 1995 Stock Plan is to enable the Company to attract, retain and reward key employees of the Company or its subsidiaries or other related entities, and to strengthen the mutuality of interests between such employees and the Company's shareholders, by offering such employees equity or equity-based incentives. Officers and other key employees of the Company, its subsidiaries and certain other related entities, who are responsible for or contribute to the management, growth or profitability of the business of the Company or such subsidiaries or other entities are eligible for Awards under the 1995 Stock Plan. As of March 7, 1995, there were seven executive officers and approximately 220 other key employees eligible to participate in the 1995 Stock Plan.

ADMINISTRATION

     The 1995 Stock Plan is administered by the Executive Compensation Committee of the Board of Directors. The Committee consists of not less than three Board members, all of whom are "disinterested persons" within the meaning of Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Code. The Committee members serve at the pleasure of the Board.

     The Committee has full power and authority to interpret and administer the 1995 Stock Plan, to select the individuals to whom Awards will be granted thereunder and to determine the type and amount of Awards to be granted to each participant, the consideration, if any, to be paid for such Awards, the timing of such Awards, the terms and conditions of such Awards and the terms and conditions of the related agreements entered into with participants. As to the selection of and grant of Awards to participants who are not subject to Section 16 of the 1934 Act, the Committee may delegate its authority to members of the Company's management consistent with applicable law.

     The Committee has the authority to adopt, alter and repeal such rules, guidelines and practices governing the 1995 Stock Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the 1995 Stock Plan and any Award issued under such Plan (and any agreements relating thereto); and to otherwise supervise the administration of such Plan.

TERMS OF STOCK OPTIONS

     The Committee may grant Stock Options that either qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Code or do not so qualify ("Non-Qualified Stock Options"). To qualify as an Incentive Stock Option, an option must meet certain requirements set forth in the Code. Options will be evidenced by the execution of a Stock Option Agreement in form or forms approved by the Committee.

     The option price per Common Share under a Non-Qualified Stock Option will be determined by the Committee at the time of grant and may not be less than 50% of the fair market value of the Common Shares on the date of grant. The option price per Common Share under an Incentive Stock Option will be determined by the Committee at the time of grant and may not be less than 100% of the fair market value of the Common Shares on the date of grant (or 110% of the fair market value of the Common Shares on the date of grant in the case of a participant who, on the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company). The Committee may substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having a higher option price.

     The term of each Stock Option will be determined by the Committee and may not exceed ten years from the date of grant (or, with respect to Incentive Stock Options, five years in the case of a participant who, on the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company).

     The Committee will determine the time or times at which, and the conditions under which, each Stock Option may be exercised. The Committee may provide that Stock Options may be exercisable only in installments or only after a specified vesting date, and the Committee may accelerate or waive such installment exercise provisions or vesting date at any time at or after the date of grant. Generally, Stock Options will not be exercisable prior to six months and one day following the date of grant.

     Notice of exercise must be accompanied by payment in full of the option price of the Common Shares for which the Stock Option is being exercised, in cash or by check or such other instrument as the Committee may accept. Unless otherwise determined by the Committee, but subject to certain limitations set forth in the 1995 Stock Plan, payment of the option price may be made in the form of unrestricted Common Shares of the Company then owned by the participant.

     Stock Options are not transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options are exercisable, during the optionee's lifetime, only by or on behalf of the optionee.

     If an optionee's employment terminates by reason of disability or death, any Stock Option held by such optionee may be exercised (to the extent it was then exercisable or would have become exercisable within one year thereafter) for a period of one year from the date of death or termination due to disability or on such accelerated basis as may be determined by the Committee. In the case of termination due to disability, however, no Stock Option may be exercised prior to six months and one day after the date of grant. The balance of the Stock Option will be forfeited.

     Unless otherwise determined by the Committee, if an optionee's employment terminates for any reason other than disability or death, his unexercised Stock Options shall terminate, except that if his employment is involuntarily terminated by the Company or any subsidiary or affiliate without "Cause" (as defined in the 1995 Stock Plan), his Stock Options may be exercised, to the extent exercisable at the time of such termination, at any time during the lesser of two months following the date of termination or the balance of such Stock Option's term.

TERMS OF STOCK APPRECIATION RIGHTS

     SARs may be granted alone, in addition to or in tandem ("Tandem SARs") with other Awards granted under the 1995 Stock Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom and the time or times at which grants of SARs will be made and the other terms and conditions thereof. Any SAR granted under the 1995 Stock Plan shall be in such form as the Committee may from time to time approve. In the case of a Non-Qualified Stock Option, an SAR may be granted either at or after the time of the grant of the related Stock Option. In the case of an Incentive Stock Option, an SAR may be granted in tandem with the Incentive Stock Option only at the time the Incentive Stock Option is granted and exercised only when the fair market value of the Common Shares subject to the Stock Option exceeds the exercise price of such Stock Option.

     SARs generally entitle the holder to receive an amount in cash or Common Shares (as determined by the Committee) equal in value to the excess of the fair market value of a Common Share on the date of exercise of the SAR over the per share exercise price of the related Stock Option, if a Tandem SAR, or, in other cases, the price per share specified in the related SAR agreement, which price may not be less than 50% of the fair market value of a Common Share at the time of grant, multiplied by the number of Common Shares in respect of which the SAR shall be exercised. The Committee may unilaterally limit the appreciation in value of any SAR at any time prior to exercise.

     Upon exercise of a Tandem SAR, the related Stock Option is deemed to have been exercised. Tandem SARs will terminate upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant if an SAR is granted with respect to less than the full number of Common Shares covered by a related Stock Option.

     Tandem SARs will be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable, and SARs granted separately will be exercisable as the Committee may determine; provided that an SAR granted to a participant who is subject to

Section 16(b) of the 1934 Act will not be exercisable at any time prior to six months and one day from the date of grant, except in the event of death of the holder.

     SARs are not transferable by the holder other than by will or by the laws of descent and distribution, and all SARs are exercisable, during the holder's lifetime, only by the holder or the holder's authorized legal representative, if the holder is unable to exercise an SAR due to a disability.

     Unless otherwise determined by the Committee, after any termination of employment by reason of disability or death, an SAR may be exercised (to the extent it was exercisable at the date of such termination of employment or would have become exercisable within one year thereafter) for a period of one year from the time of death or termination due to disability or during such other period as may be determined by the Committee. In the case of a termination due to disability, however, no SAR may be exercised prior to six months and one day after the date of grant. The balance of the SAR shall be forfeited.

     Unless otherwise determined by the Committee, if a holder's employment terminates for any reason other than disability or death, his unexercised SARs shall immediately terminate, except that if his employment is involuntarily terminated by the Company or any subsidiary or affiliate without "Cause" (as defined in the 1995 Stock Plan), his SARs may be exercised, to the extent then exercisable, at any time during the lesser of two months following such termination or the balance of such SARs' term.

     The Committee may also grant "Limited" SARs that become exercisable only in the event of a Change in Control or a Potential Change in Control (as defined in the 1995 Stock Plan), subject to such terms and conditions as the Committee may specify at grant. Such Limited SARs shall be settled solely in cash.

TERMS OF RESTRICTED STOCK

     Restricted Stock Awards may be granted under the 1995 Stock Plan. The Committee shall determine when and to whom such Awards will be made, the number of shares of Restricted Stock to be awarded to each participant, the date or dates upon which such Awards will vest, the period or periods within which such Awards may be subject to forfeiture and all other terms and conditions of such Awards. The Committee may condition awards of Restricted Stock on the attainment of performance goals or such other factors as the Committee may determine.

     Awards of Restricted Stock may be accepted only by executing a Restricted Stock Award Agreement and by paying the purchase price (if any) therefor. The purchase price for shares of Restricted Stock shall be determined by the Committee at the time of grant and may be equal to their par value or zero. Certificates representing the Restricted Stock shall be issued and held in custody by the Company until the restrictions thereon have lapsed.

     Subject to the provisions of the 1995 Stock Plan and the applicable Restricted Stock Award Agreement, during a period set by the Committee commencing with the date of the award (the "Restriction Period"), the participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber the shares of such Restricted Stock. The Restriction Period shall not be less than six months and one day ("Minimum Restriction Period") from the date of grant. Subject to the Minimum Restriction Period, the Committee may permit such restrictions to lapse in installments within the Restriction Period or may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine. During the Restriction Period, the participant will have all rights of a shareholder with respect to his shares of Restricted Stock, including voting and dividend rights (except that the Committee may permit or require the payment of cash dividends to be deferred and reinvested in additional Restricted Stock or otherwise reinvested), subject to the conditions and restrictions on transferability of the Restricted Stock and such other restrictions as are enumerated specifically in the participant's Restricted Stock Award Agreement. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are issued.

     Restricted Stock may not be transferred by a participant other than by will or by the laws of descent and distribution.

     If a participant's employment by the Company terminates by reason of death or disability, any Restricted Stock held by such participant shall thereafter vest, or any restriction shall lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of death or termination due to disability had the participant continued to fulfill all of the conditions of the Restricted Stock Award during such period (or on such accelerated basis as the Committee may determine at or after grant). In the case of a termination due to disability, however, no Restricted Stock shall vest, nor shall any restriction lapse, unless the Minimum Restriction Period has elapsed. The balance of the Restricted Stock Award shall be forfeited.

     Unless otherwise determined by the Committee, if a participant's employment terminates for any reason other than death or disability, the Restricted Stock held by the participant which is then unvested or subject to restriction shall be forfeited.

TERMS OF DEFERRED STOCK AWARDS

     The Committee may award Deferred Stock under the 1995 Stock Plan, which shall be evidenced by an agreement between the Company and the participant. The Committee shall determine the individuals to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the price (if any) to be paid for such Deferred Stock, and the duration of the period ("Deferral Period") during which, and the conditions under which, receipt of the stock will be deferred, and may condition an award of Deferred Stock upon such factors or criteria as the Committee may determine, including the attainment of specified performance goals. The period during which receipt of Deferred Stock will be deferred shall not be less than six months and one day from the date of grant ("Minimum Deferral Period").

     The purchase price for shares of Deferred Stock shall be determined by the Committee at the time of grant and may be equal to their par value or zero. Deferred Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period, except by will or by the laws of descent and distribution. At the expiration of the Deferral Period, share certificates will be delivered to the participant for the number of shares covered by the Deferred Stock Award. Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined by the Committee.

     If a participant's employment by the Company terminates by reason of death or disability, any Deferred Stock then held by such participant will thereafter vest, or any restriction shall lapse, to the extent such Deferred Stock would have become vested or no longer subject to restriction within one year from the time of death or termination due to disability had the participant continued to fulfill all of the conditions of the Deferred Stock Award during such period (or on such accelerated basis as the Committee may determine at or after grant). In the case of a termination due to disability, however, no Deferred Stock shall vest, nor shall any restriction lapse, until the Minimum Deferral Period has elapsed. The balance of the Deferred Stock Award will be forfeited.

     Unless otherwise determined by the Committee, if a participant's employment by the Company terminates for any reason other than death or disability, all Deferred Stock awarded to the participant which is unvested or subject to restriction shall thereupon be forfeited.

     The vesting of any Deferred Stock Award may be accelerated, or any applicable restrictions waived, by the Committee at any time, subject to the Minimum Deferral Period.

TERMS OF STOCK PURCHASE RIGHTS AWARDS

     The Committee may grant Stock Purchase Rights under the 1995 Stock Plan, and shall determine the individuals to whom, and the time or times at which, grants of Stock Purchase Rights will be made, the number of Common Shares which may be purchased pursuant to such Stock Purchase Rights, and the other terms and conditions of such Awards.

     Common Shares subject to Stock Purchase Rights may be purchased, as determined by the Committee at the time of grant: (i) at the fair market value of such shares on the date of grant; (ii) at 50% of such fair market value on such date; (iii) at a price equal to the book value of such shares on such date; or (iv) at a price equal to the par value of such shares on such date. The Committee may also impose such deferral, forfeiture or other terms and conditions as it shall determine on such Stock Purchase Rights or the exercise thereof. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement, and payment upon exercise shall be in such form as the Committee may specify.

     Stock Purchase Rights may contain such additional terms and conditions as the Committee shall deem desirable, and shall generally be exercisable during such period as shall be determined by the Committee. Stock Purchase Rights awarded to persons subject to Section 16 of the

1934 Act, however, shall not become exercisable at any time earlier than six months and one day after the grant date. Stock Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.

TERMS OF OTHER STOCK-BASED AWARDS

     The Committee may grant other awards of Common Shares and other Awards that are valued, in whole or in part, by reference to, or that are otherwise based on, Common Shares (including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Common Share awards or options valued by reference to book value or subsidiary performance). Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the 1995 Stock Plan or cash awards made outside of such Plan.

     The Committee shall determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be awarded, the number of Common Shares to be awarded or used in computing an Award, the consideration (if any) to be paid for such Awards and all other terms and conditions of such Awards.

     Generally, Other Stock-Based Awards, including any Common Shares awarded pursuant thereto, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or any holding or deferral period lapses or any applicable performance goal has been satisfied. All Other Stock-Based Awards are subject to a minimum holding period of six months and one day from the date of grant ("Minimum Holding Period"). In addition, the recipient of such an Award may be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Common Shares or otherwise reinvested. Common Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, as determined by the Committee. In the event of the participant's disability or death, or in cases of special circumstances, the Committee, in its sole discretion, may waive in whole or in part any or all of the remaining limitations imposed with respect to any part or all of such Award; however, the Minimum Holding Period may not be waived except in the case of a participant's death.

     Each Other Stock-Based Award shall be confirmed by, and subject to the terms of, an agreement or other instrument between the Company and the participant. Common Shares (including securities convertible into Common Shares) issued on a bonus basis as an Other Stock-Based Award shall be issued for no cash consideration. Common Shares (including securities convertible into Common Shares) purchased pursuant to Other Stock-Based Awards shall bear a purchase price of at least 50% of the fair market value of the Common Shares on the date of grant. Any Other Stock-Based Award that constitutes a "derivative security" under Section 16 of the 1934 Act, and the regulations promulgated thereunder, shall not be transferred other than by will or the laws of descent and distribution.

CHANGE IN CONTROL

     Certain acceleration and valuation provisions take effect with respect to Awards granted under the 1995 Stock Plan upon the occurrence of a Change in Control or a Potential Change in Control (as defined in the 1995 Stock Plan) of the Company.

     In the event of a Change in Control or a Potential Change in Control, any Stock Options and SARs awarded under the 1995 Stock Plan that are not exercisable and vested on the date of the Change in Control or Potential Change in Control become fully exercisable and vested. All Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards awarded under the Plan similarly become fully vested, and all Plan-imposed restrictions and deferrals lapse, on such date. All outstanding Stock Options, SARs, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested, will be cashed out for the Change in Control Price (as defined in the 1995 Stock Plan), unless otherwise determined by the Committee at or after grant, but prior to any Change in Control or Potential Change in Control. However, these provisions shall not apply to any Awards granted to a participant who is subject to Section 16 of the 1934 Act which have been held by such participant for less than six months and one day as of the date that the Change in Control or Potential Change in Control is determined to have occurred.

ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC.

     In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend or other change in corporate structure affecting the Common Shares, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the 1995 Stock Plan, in the number and option price of shares subject to outstanding Stock Options (and any related SARs) and in the number and purchase price of shares subject to other outstanding Awards under the 1995 Stock Plan as may be approved by the Committee in its sole discretion, provided that the number of Common Shares subject to any Award shall always be a whole number. Any fractional shares will be eliminated.

AMENDMENTS AND TERMINATION

     The Board, in its sole discretion, may at any time amend the 1995 Stock Plan in any respect or discontinue such Plan. No such action may be taken, however, which would impair the rights of a participant with respect to any outstanding Award without such participant's consent. The 1995 Stock Plan further provides that the Company will submit to shareholders for approval any amendments to the Plan which are required by Section 16 of the 1934 Act, or the rules and regulations promulgated thereunder, to be approved by shareholders.

     No Award may be granted under the 1995 Stock Plan on or after February 10, 2005, but Awards granted prior to that date may continue in effect in accordance with their respective terms.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS GRANTED UNDER THE 1995 STOCK
PLAN

     The following is a brief summary of the general federal income tax consequences of transactions in Stock Options under the 1995 Stock Plan based on federal income tax laws in effect as of March 7, 1995. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

     Incentive Stock Options. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Stock Option. If Common Shares are issued to an optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such Common Shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (a) upon the sale of such Common Shares, a long-term capital gain or loss will be realized in an amount equal to the difference between the option price and the amount realized by the optionee and
(b) no deduction will be allowed to the optionee's employer (i.e., the Company) for federal income tax purposes.

     If Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, generally (i) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares and (ii) the optionee's employer will be entitled to deduct any such amount realized if the Company satisfies certain federal withholding or reporting requirements. Any further gain (or loss) realized (i.e., the difference between the amount realized and the fair market value of the shares on the date of exercise, in the case of a gain, or the option price, in the case of a loss) by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction for the employer.

     For the purposes of computing an optionee's alternative minimum tax, the excess of the fair market value of the Common Shares at the time of exercise over the option price is an item of tax preference (unless there is a disposition of the shares acquired upon exercise of an Incentive Stock Option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

     With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time; the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered and the holding period (except for purposes of the one-year period referred to above) of the optionee in the Common Shares received will include his holding period in the shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time, such excess Common Shares will be considered incentive stock option stock with a zero basis, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the Common Shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date of the option or one year after the transfer of Common Shares to the optionee, the surrender will result in the realization of ordinary income by the optionee at that time in the amount of the excess, if any, of the fair market value on the date of exercise of the Common Shares surrendered over the option price of such shares. If any of the Common Shares received are transferred by the optionee, the optionee will be treated as having first disposed of the Common Shares with a zero basis.

     Non-Qualified Stock Options. With respect to Non-Qualified Stock Options with an exercise price equal to the fair market value of the Common Shares on the date of grant, generally, (a) no income is realized by the optionee at the time the option is granted, (b) upon exercise of the option, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price paid for the shares, and the optionee's employer is entitled to a tax deduction in the amount of ordinary income realized (provided that applicable withholding requirements are satisfied), and (c) upon disposition of the Common Shares received upon the exercise of the option, the optionee receives, as either short-term or long-term capital gain (or loss), depending upon the length of time that the optionee has held the shares, on the difference between the amount realized and the fair market value of the shares on the date of exercise and no corresponding deduction is available to the employer.

     With respect to the exercise of a Non-Qualified Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period of the optionee in the Common Shares received will include his holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, ordinary income will be realized by the optionee at the time in the amount of the fair market value of such excess Common Shares, the tax basis of such excess Common Shares will be such fair market value, and the holding period of the optionee in such Common Shares will begin on the date such Common Shares are transferred to the optionee.

VOTE REQUIRED FOR APPROVAL.

     The affirmative vote of a majority of the Common Shares represented at the meeting, in person or by proxy, is required for approval.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THIS PROPOSAL.

                            INDEPENDENT ACCOUNTANTS

     At the meeting of the Board of Directors of the Company held on February 10, 1995, the Board selected Coopers & Lybrand L.L.P. to serve as the independent accountants for the Company and its subsidiaries for 1995. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the 1996 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Secretary at the Company's principal executive offices located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, not later than November 27, 1995. The Company will not be required to include in its proxy statement or form of proxy any shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

                          SHAREHOLDER VOTE TABULATION

     Votes will be tabulated by or under the direction of Inspectors of Election, who may be regular employees of the Company. The Inspectors of Election will certify the results of the voting at the Annual Meeting.

     The proposal to fix the number of directors at nine will be adopted if approved by the affirmative vote of a majority of the Company's outstanding Common Shares. Abstentions and broker non-votes, which are included in the number of shares outstanding, but not as affirmative votes, will have the same effect as a vote against this proposal. The director nominees who receive the greatest number of affirmative votes will be elected directors. Abstentions and broker non-votes thus will not affect the results of the election.

     The proposal to approve The Progressive Corporation 1995 Executive Bonus Plan will be adopted if approved by the affirmative vote of the majority of the Common Shares voting on the proposal, treating as voting all ballots marked as abstentions. Broker non-votes are not counted as voting.

     The proposals to approve The Progressive Corporation Executive Deferred Compensation Plan and The Progressive Corporation 1995 Incentive Plan will be adopted if approved by the affirmative vote of a majority of the Common Shares represented at the meeting, in person or by proxy. Abstentions, which will be considered to be represented at the meeting, but not as affirmative votes, will have the same effect as a vote against the subject proposal. Broker non-votes will not be counted as represented at the meeting and thus will not affect the outcome of the vote.

                                 OTHER MATTERS

     The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. The Company has engaged the firm of Morrow & Co., New York, New York, to assist it in the solicitation of proxies at an estimated cost of $13,000. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

     If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made therein by the shareholder. In the absence of any such specifications, the proxies will be voted (a) FOR the proposal to fix the number of directors at nine; (b) to elect the eight nominees named in Item 2 under "Election of Directors"; (c) FOR the proposal to approve The Progressive Corporation 1995 Executive Bonus Plan; (d) FOR the proposal to approve The Progressive Corporation Executive Deferred Compensation Plan; and (e) FOR the proposal to approve The Progressive Corporation 1995 Incentive Plan.

     The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time insofar as it has not been exercised by giving written notice to the Company or in open meeting.

     If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know at this time of any other matters that will be presented for action at the meeting.

                             AVAILABLE INFORMATION

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1994 (OTHER THAN CERTAIN EXHIBITS) AND COPIES OF THE PROGRESSIVE CORPORATION 1995 EXECUTIVE BONUS PLAN, THE PROGRESSIVE CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN AND THE PROGRESSIVE CORPORATION 1995 INCENTIVE PLAN. REQUESTS FOR SUCH DOCUMENTS SHOULD BE SUBMITTED IN WRITING TO CHARLES B. CHOKEL, TREASURER, THE PROGRESSIVE CORPORATION, 6300 WILSON MILLS ROAD, MAYFIELD VILLAGE, OH 44143 OR BY TELEPHONE AT (216) 446-7260.

                                        By Order of the Board of Directors.

                                                   DAVID M. SCHNEIDER, Secretary

March 24, 1995

                                                        APPENDIX A


                               THE PROGRESSIVE CORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                                 MEETING OF SHAREHOLDERS

             The undersigned hereby appoints Charles B. Chokel, David M. Schneider and Dane A. Shrallow, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of The Progressive Corporation, to be held at 6671 Beta Drive, Mayfield Village, Ohio, at 10:00 a.m., Cleveland time, on April 28, 1995, and thereat, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all power the undersigned would possess if present in person, as follows:

          1. Proposal to fix the number of directors at nine.

                                             / / FOR   / / AGAINST   / / ABSTAIN


          2. / / WITH or / / WITHOUT authority to vote (except as marked to the contrary below) for the election as directors of all eight nominees listed below for a term of one year.

          Milton N. Allen, B. Charles Ames, Stephen R. Hardis, Janet Hill, Peter
          B. Lewis, Norman S. Matthews, Donald B. Shackelford and Paul B. Sigler

             (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)

          _____________________________________________________________________


          3. Proposal to approve The Progressive Corporation 1995 Executive Bonus Plan.
                                             / / FOR   / / AGAINST   / / ABSTAIN


          4. Proposal to approve The Progressive Corporation Executive Deferred Compensation Plan.
                                             / / FOR   / / AGAINST   / / ABSTAIN

          (Continued, and to be dated and signed, on the other side)



                       (Continued from the other side)

          5. Proposal to approve The Progressive Corporation 1995 Incentive
             Plan.
                                             / / FOR   / / AGAINST   / / ABSTAIN


          6. In their discretion, to vote upon such other business as may properly come before the meeting.

             THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES IDENTIFIED IN ITEM 2 ABOVE AND TO APPROVE THE PROPOSALS DESCRIBED IN ITEMS 1, 3, 4 AND 5 ABOVE.

             Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated March 24, 1995, is hereby acknowledged.

                                              Date: ____________________ , 1995

                                              __________________________________

                                              __________________________________

                                              __________________________________

                                                 Signature of Shareholder(s)

                                              PLEASE SIGN AS YOUR NAME OR NAMES
                                              APPEAR HEREON. IF SHARES ARE HELD
                                              JOINTLY, ALL HOLDERS MUST SIGN.
                                              WHEN SIGNING AS ATTORNEY,
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE
                                              OR GUARDIAN, PLEASE GIVE YOUR FULL
                                              TITLE. IF A CORPORATION, PLEASE
                                              SIGN IN FULL CORPORATE NAME BY
                                              PRESIDENT OR OTHER AUTHORIZED
                                              OFFICER. IF A PARTNERSHIP, PLEASE
                                              SIGN IN PARTNERSHIP NAME BY
                                              AUTHORIZED PERSON.

                                                        APPENDIX B



                          THE PROGRESSIVE CORPORATION
                           1995 EXECUTIVE BONUS PLAN

1. The Progressive Corporation and its subsidiaries ("Progressive") have designed an executive compensation program consisting of three components: salary, annual bonus and equity-based incentives in the form of non-qualified stock options. These components have been structured to reflect the market for executive compensation and to promote both the achievement of corporate goals and performance that is in the long-term interests of shareholders. The annual bonus component is performance-based and focuses on current results.

2. The 1995 Executive Bonus Plan (the "Plan") shall be administered by or under the direction of the Executive Compensation Committee (the "Committee") of the Board of Directors. Executive officers of Progressive may be selected by the Committee to participate in the Plan for one or more Plan years. Plan years shall coincide with Progressive's fiscal years.

3. The following executive officers have initially been selected for participation in the Plan: Charles B. Chokel, Peter B. Lewis, Bruce W. Marlow, Michael C. Murr, David M. Schneider and Tiona M. Thompson (the "participants").

4. Subject to the following sentence, the amount of the annual bonus earned by any participant under the Plan ("Annual Bonus") will be determined by application of the following formula:

                  Annual Bonus = Paid Salary x Target Percentage x Performance Factor

         The Annual Bonus payable to any participant with respect to any Plan year may not exceed $2,000,000.00.

5. The salary rate of each Plan participant for any Plan year shall be as established by the Committee no later than ninety (90) days after commencement of such Plan year. For purposes of the Plan, "salary" and "Paid Salary" shall include regular, vacation, sick, holiday and funeral pay received by the participant for work or services performed by the participant as an officer or employee of Progressive and the earnings replacement component of any worker's compensation award, but shall not include any (a) short-term or long-term disability payments,
         (b) lump sum merit adjustments or (c) discretionary bonus payments made to the participant.

6.       The Target Percentages for the participants in the Plan are as follows:


         Participant                      Position                 Target Percentage
         ------------------     -----------------------------      -----------------
         Charles B. Chokel      Chief Financial Officer                   80%
         Peter B. Lewis         Chief Executive Officer                  100%
         Bruce W. Marlow        Chief Operating Officer                  100%
         Michael C. Murr        Chief Investment Officer                 167%
         David M. Schneider     Chief Legal Officer                       60%
         Tiona M. Thompson      Chief Human Resources Officer             60%

         Target Percentages may be changed from year to year by the Committee.

7.       The Performance Factor

         A.       General

                  The Performance Factor shall be determined by the performance results achieved with respect to one or more of the following components: Core Business Gainsharing, Return on Average Equity ("ROE") and Investment Performance, as described below (the "Bonus Components"). An appropriate combination of Bonus Components will be designated for each participant, and the designated Bonus Components will be weighted, based on such participant's assigned responsibilities.

                  The combination of Bonus Components designated for each of the participants, and the relative weighting of those Components, are as follows:


- ------------------------------------------------------------------------------------
                           Core Business            ROE                  Investment
 Participant               Gainsharing              Component            Performance
                           Component                                     Component
- ------------------------------------------------------------------------------------
Chokel                     70%                      30%                  0%
- ------------------------------------------------------------------------------------
Lewis                      50%                      30%                  20%
- ------------------------------------------------------------------------------------
Marlow                     80%                      20%                  0%
- ------------------------------------------------------------------------------------
Murr                       0%                       50%                  50%
- ------------------------------------------------------------------------------------
Schneider                  70%                      30%                  0%
- ------------------------------------------------------------------------------------
Thompson                   80%                      20%                  0%
- ------------------------------------------------------------------------------------

                  The relative weighting of the Bonus Components may vary among Plan participants and may be changed from year to year by the Committee.

                  Actual performance results achieved for any Plan year, as used to calculate the performance score achieved for each of the applicable Bonus Components, shall be as certified by the Committee prior to payment of the Annual Bonus.

                  For purposes of computing the amount of the Annual Bonus, the performance score achieved for each of the designated Bonus Components will be multiplied by the applicable weighting factor to produce a Weighted Component Score. The sum of the Weighted Component Scores equals the Performance Factor. The Performance Factor can vary from 0 to 2.0, based on actual performance versus the pre-established objectives.

         B.       Core Business Gainsharing Component

                  The Core Business Gainsharing Component consists of the following factors:

                  (i)      Profitability and Growth Factor

                           The Profitability and Growth Factor measures overall operating performance of Progressive's core personal and commercial automobile insurance business ("Core Business") for the Plan year in respect of which an Annual Bonus is to be paid. For purposes of computing a score for this Factor, results will be measured by the Gainsharing Matrix, as established by the Committee for the Plan year, which assigns a performance score to various combinations of profitability and growth outcomes. For this Factor, profitability is measured by the GAAP combined ratio and growth is measured by year-to-year change in market share. Change in market share is measured in terms of net written premium, based on industry data (which may be estimated), as reported by A.M. Best Company, Inc. in Best Week, or any successor publication, upon conclusion of the Plan year for which the Annual Bonus is to be paid. The Profitability and Growth Factor is weighted 70% in computing the Core Business Gainsharing Score.

                  (ii) Cost Structure Improvement Factor

                       The Cost Structure Improvement Factor measures success in achieving cost structure improvement for the Core Business. Results are reflected in a Cost Structure Improvement Score. For purposes of computing the Cost Structure Improvement Score, cost structure improvement is measured by comparing the sum of the GAAP Underwriting Expense Ratio ("Underwriting Expense Ratio") and Loss Adjustment Expense Ratio ("LAE Ratio") achieved in the Core Business for the Plan year (collectively, "Actual Expense Ratio") against the defined expense objectives for that year, as established by the Committee ("Target Expense Ratio"). For 1995 and thereafter unless and until otherwise directed by the Committee, the Target Expense Ratio shall be 33, based on a target LAE Ratio of 10 and a target Underwriting Expense Ratio of 23. The Cost Structure Improvement Factor is weighted 30% in computing the Core Business Gainsharing Score.

                       The Cost Structure Improvement Score will be computed in accordance with the following formula:

                       Cost Structure
                       Improvement=1+[Target Expense Ratio-Actual Expense Ratio] Score
                                      -----------------------------------------
                                                        4

                  Expense targets and the relative weighting of the above Factors may be changed from year to year by the Committee.

         C.       Return on Average Equity Component

                  This Component is based on Progressive's Return on Average Equity ("ROE") for the Plan year. The ROE will be calculated for each month of the Plan year and such monthly results will be averaged to determine the ROE for the Plan year. For purposes of this Plan, ROE shall be calculated as follows:

                  ROE =     net income - Preferred Share dividends
                            --------------------------------------
                             average common shareholders' equity

In determining the ROE Performance Score, actual performance will be compared to a scale which excludes the effect of inflation, in accordance with the following scoring table:


- --------------------------------------------------
ROE (excluding                     ROE Performance
effect of inflation, as            Score
reflected in the CPI)
- --------------------------------------------------
11% or lower                       0.0
- --------------------------------------------------
12%                                0.3
- --------------------------------------------------
13%                                0.5
- --------------------------------------------------
14%                                0.7
- --------------------------------------------------
15%                                1.0
- --------------------------------------------------
16%                                1.1
- --------------------------------------------------
17%                                1.2
- --------------------------------------------------
18%                                1.3
- --------------------------------------------------
19%                                1.4
- --------------------------------------------------
20%                                1.5
- --------------------------------------------------
21%                                1.6
- --------------------------------------------------
22%                                1.7
- --------------------------------------------------
23%                                1.8
- --------------------------------------------------
24%                                1.9
- --------------------------------------------------
25% or higher                      2.0
==================================================

To achieve a given ROE Performance Score for any Plan year, Progressive's ROE for that year must equal or exceed the required ROE level set forth in the above scoring table, without rounding, and ROE Performance Scores will not be derived from or subject to an interpolative or similar process.

For purposes of this Plan, CPI shall mean the Consumer Price Index for all Urban Consumers (CPI-U) for the U.S. City Average for All Items (1982-1984 equals 100) or such other index as the Committee shall designate prior to the applicable Plan year.

D.  Investment Performance Component

       The Investment Performance Component compares investment performance against targets ("Benchmarks") established for the individual segments of Progressive's investment portfolio. Investments are marked to market in order to calculate total return, which is then compared against the designated Benchmarks to produce a Performance Score for each segment of the portfolio. The Performance Scores for the several segments are weighted, based on the actual amounts invested in each segment (valued monthly), and the weighted Performance Scores for the several segments are then combined to produce the Investment Performance Score. Investment expense is not included in determining investment performance vs. benchmark.

       The Portfolio Segments and Benchmark measures are as follows:

        ---------------------------------------------------------------
        Portfolio Segment         Investment Benchmark
        ---------------------------------------------------------------
        Equities                  S&P 500 including dividends
        ---------------------------------------------------------------
        High Yield Investments    70% of the average of Merrill Lynch
                                  High Yield Index and Merrill Lynch
                                  Bankruptcy Index
        ---------------------------------------------------------------
        Short Term Fixed Income   3 Year Treasury Securities + 75 basis
                                  points, tax equivalent basis
        ---------------------------------------------------------------


       The scoring table for comparing Investment Performance against the designated Benchmarks is as follows:


          -----------------------------------------
          Investment                    Investment
          Performance                   Performance
          Versus                        Score
          Benchmark
          (weighted)
          -----------------------------------------
          below 90%                     0.00
          -----------------------------------------
          90 - 94.99%                   0.75
          -----------------------------------------
          95 - 99.99%                   0.90
          -----------------------------------------
          100% and above                1.00
          -----------------------------------------

         To achieve a given Investment Performance Score for any Plan year, Investment Performance results must equal or exceed the required performance level indicated in the above scoring table, without rounding, and Investment Performance Scores will not be derived from or subject to an interpolative or similar process.

8. The Annual Bonus for any Plan year shall be paid to participants in two installments. The first installment, in an amount equal to 90% of the Annual Bonus, determined in accordance with the formula set forth in Paragraph 4 above, will be paid as soon as practicable after the Committee has certified performance results for the Plan year, but no later than March 31 of the immediately following year. The second installment, in an amount equal to 10% of the Annual Bonus, will be paid to participants on the September 30 immediately following the end of the Plan year for which such Annual Bonus is to be paid. The provisions of this Paragraph shall be subject to Paragraph 9 hereof.

         Any Plan participant who is then eligible to participate in The Progressive Corporation Executive Deferred Compensation Plan ("Deferral Plan") may elect to defer all or a portion of the Annual Bonus otherwise payable under this Plan, subject to and in accordance with the terms of the Deferral Plan.

9. Unless otherwise determined by the Committee, in order to be entitled to receive any installment of the Annual Bonus for any Plan year, the participant must be employed by Progressive on the date designated for payment thereof. Annual Bonus payments made to participants will be net of any legally required deductions for federal, state and local taxes and other items.

10. The right to any of the Annual Bonuses hereunder shall not be transferred, assigned or encumbered by any participant. Nothing herein shall prevent any participant's interest hereunder from being subject to involuntary attachment, levy or other legal process.

11. The Plan shall be administered by or under the direction of the Committee. The Committee shall have the authority to adopt, alter and repeal such rules, guidelines, procedures and practices governing the Plan as it shall, from time to time, in its sole discretion deem advisable.

         The Committee shall have full authority to determine the manner in which the Plan will operate, to interpret the provisions of the Plan and to make all determinations thereunder. All such interpretations and determinations shall be final and binding on Progressive, all Plan participants and all other parties. No such interpretation or determination shall be relied on as a precedent for any similar action or decision.

         The Plan shall be administered by the Committee in accordance with the requirements of Section 162(m) of the Internal Revenue Code, as amended, and the rules and regulations promulgated thereunder (the "Code").

12. The Plan shall be subject to approval by the holders of Progressive's Common Shares, $1.00 par value ("shareholders") in accordance with the requirements of Section 162(m) of the Code.

13. The Plan may be terminated, amended or revised, in whole or in part, at any time and from time to time by the Committee, in its sole discretion; provided that the Committee may not increase the amount of compensation payable hereunder to any participant above the amount that would otherwise be payable upon attainment of the applicable performance goals, or accelerate the payment of any portion of the Annual Bonus due to any participant under the Plan without discounting the amount of such payment in accordance with Section 162(m) of the Code, and further provided that any amendment or revision of the Plan required to be approved by shareholders pursuant to Section 162(m) of the Code shall not be effective until approved by Progressive's shareholders in accordance with the requirements of Section 162(m).

14. The Plan will be unfunded and all payments due under the Plan shall be made from Progressive's general assets.

15. Nothing in the Plan shall be construed as conferring upon any person the right to remain a participant in the Plan or to remain employed by Progressive, nor shall the Plan limit Progressive's right to discipline or discharge any of its officers or employees or change their job duties or compensation.

16. Progressive shall have the unrestricted right to set off against or recover out of any bonuses or other sums owed to any participant under the Plan any amounts owed by such participant to Progressive.

17. This Plan supersedes all prior plans, agreements, understandings and arrangements regarding bonuses or other cash incentive compensation payable or due to any participant from Progressive. Without limiting the generality of the foregoing, this Plan supersedes and replaces The Progressive Corporation 1994 Executive Bonus Plan, as heretofore in effect (the "Prior Plan"), which is and shall be deemed to be terminated as of December 31, 1994 (the "Termination Date"); provided, that any bonuses or other sums earned under the Prior Plan prior to the Termination Date shall be unaffected by such termination and shall be paid to the appropriate participants when and as provided thereunder.

18. This Plan is adopted and, subject to the provisions of Paragraph 12 hereof, is to be effective, as of January 1, 1995. Subject to the provisions of Paragraph 12, this Plan shall be effective for 1995 and for each year thereafter unless and until terminated by the Committee.

19. This Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.

                                                        APPENDIX C

                     THE PROGRESSIVE CORPORATION EXECUTIVE
                           DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                        PAGE NO.
                                   ARTICLE 1
                                  DEFINITIONS
1.1      "Affiliated Company"                                                  1
1.2      "Annual Deferral Account" or "Account"                                1
1.3      "Beneficiary"                                                         1
1.4      "Change in Control"                                                   1
1.5      "Code"                                                                1
1.6      "Committee"                                                           1
1.7      "Company"                                                             1
1.8      "Company Stock Fund"                                                  1
1.9      "Deferral Agreement"                                                  1
1.10     "Deferral"                                                            1
1.11     "Disabled" and "Disability"                                           1
1.12     "Distribution Event"                                                  2
1.13     "Eligible Executive"                                                  2
1.14     "ERISA"                                                               2
1.15     "Fixed Deferral Period"                                               2
1.16     "Fixed Income Fund"                                                   2
1.17     "Gainsharing Award"                                                   2
1.18     "Investment Fund"                                                     2
1.19     "Participant"                                                         2
1.20     "Plan"                                                                2
1.21     "Plan Year"                                                           2
1.22     "Termination of Employment"                                           2
1.23     "Stock"                                                               2
1.24     "Trust"                                                               2
1.25     "Trust Agreement"                                                     2
1.26     "Trustee"                                                             3
1.27     "Valuation Date"                                                      3

                                   ARTICLE 2
                         DEFERRAL OF GAINSHARING AWARDS

2.1      Method of Deferral                                                    3
2.2      Deferral Agreement Provisions                                         3
2.3      Fixed Deferral Periods                                                3

                                   ARTICLE 3
                                 DISTRIBUTIONS

3.1      Date of Distribution                                                  4
3.2      Method of Distribution                                                4
3.3      Amount of Distribution                                                4
3.4      Form of Distribution                                                  4
                                                                               4

                                   ARTICLE 4
                                    ACCOUNTS

4.1      Establishment of Annual Deferral Accounts                             4
4.2      Initial Investment of Accounts                                        4
4.3      Valuation of Investment Funds                                         5


4.4      Valuation of Accounts                                                 5
4.5      Nature of Accounts                                                    5
4.6      Account Statements                                                    5

                                   ARTICLE 5
                                INVESTMENT FUNDS

5.1      Investment Funds                                                      6
5.2      Investment Elections of Participants                                  6
5.3      Nature of Investment Funds                                            6
5.4      Liquidation of Investment Funds                                       6

                                   ARTICLE 6
                                     TRUST

6.1      Establishment of Trust                                                6

                                   ARTICLE 7
                       PLAN OPERATION AND ADMINISTRATION

7.1      Powers of Committee                                                   7
7.2      Nondiscriminatory Exercise of Authority                               7
7.3      Reliance on Tables, etc                                               7
7.4      Indemnification                                                       8
7.5      Notices to Committee                                                  8

                                   ARTICLE 8
                               CLAIMS PROCEDURES

8.1      Establishment of Claims Procedures                                    8
8.2      Claims Denials                                                        8
8.3      Appeals of Denied Claims                                              8
8.4      Review of Appeals                                                     9

                                   ARTICLE 9
                     AMENDMENT AND TERMINATION OF THE PLAN

9.1      Amendment                                                             9
9.2      Termination                                                           9
9.3      Liquidation of the Trust                                             10

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1     Headings                                                             10
10.2     Plan Not Contract of Employment                                      10
10.3     Severability                                                         10
10.4     Prohibition on Assignment                                            10
10.5     Number and Gender                                                    10
10.6     Governing Law                                                        10
10.7     Satisfaction of Claims                                               11
10.8     No Warranties                                                        11
10.9     Tax Withholding                                                      11
10.10    Facility of Payment                                                  11
10.11    Repayment of Gainsharing Awards                                      11
10.12    Stock Subject to the Plan                                            11
10.13    Conditions to Effectiveness of Plan                                  11

                     THE PROGRESSIVE CORPORATION EXECUTIVE
                           DEFERRED COMPENSATION PLAN

The Progressive Corporation hereby establishes The Progressive Corporation Executive Deferred Compensation Plan, effective as of January 1, 1995.

The Plan is established for the purposes of providing deferred compensation for a select group of management and highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

The Plan is intended to be an unfunded plan for purposes of ERISA and the Code and is not intended to satisfy the qualification requirements of Section 401 of the Code.

                                   ARTICLE 1
                                  DEFINITIONS

1.1 "Affiliated Company" means any corporation included in the affiliated group of corporations as defined in Section 1504 of the Code (determined without regard to 1504(b)) of which the Company is the common parent corporation.

1.2 "Annual Deferral Account" or "Account" shall have the meaning set forth in Section 4.1.

1.3 "Beneficiary" means such person(s) as the Participant has designated. A Participant may change his Beneficiary designation at any time. All Beneficiary designations (including changes) shall be made in writing on such forms as the Committee shall prescribe, and shall become effective only when received and accepted by the Committee; provided, however, that a Beneficiary designation (including a change) received by the Committee after the designating Participant's death shall be disregarded. In the absence of a Beneficiary designation, or if the designated Beneficiary is no longer living or in existence at the time of the Participant's death, all distributions payable from the Plan upon the Participant's death shall be paid to the Participant's estate.

1.4 "Change in Control" means a "Change in Control" or "Potential Change in Control" within the meaning of The Progressive Corporation 1989 Incentive Plan (amended and restated as of April 24, 1992 and as further amended as of July 1, 1992 and February 5, 1993).

1.5      "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Committee" means the Executive Compensation Committee of the Board of Directors of the Company, or any successor committee.

1.7 "Company" means The Progressive Corporation, an Ohio corporation, or its successors.

1.8      "Company Stock Fund" means an Investment Fund consisting of Stock.

1.9 "Deferral Agreement" means a written agreement entered into by an Eligible Executive pursuant to Article 2.

1.10 "Deferral" means an amount credited to an Annual Deferral Account pursuant to a Deferral Agreement.

1.11 "Disabled" and "Disability" means that a Participant is expected to be unable to perform the duties of his usual occupation for at least twelve (12) consecutive months, as determined by the Committee.

1.12 "Distribution Event" means, as to each Participant, the earliest of the following events:

         (i)      the Participant's death;

         (ii) the date that the Participant is determined by the Committee to be Disabled;

         (iii)    the Participant's Termination of Employment; or

         (iv)     Change in Control.

1.13 "Eligible Executive" means the Company's Chief Executive Officer, Chief Operating Officer, Chief Investment and Capital Officer, Chief Legal Officer, Chief Financial Officer, Chief Information Officer, Chief Human Resources Officer, Division Presidents and any other executive of the Company or any Affiliated Company who is designated in writing as an Eligible Executive by the Committee, excluding, however, any of the foregoing individuals who are not residents of the United States or are not working at a location in the United States.

1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.15     "Fixed Deferral Period" shall have the meaning set forth in Section
         2.3.

1.16 "Fixed Income Fund" means the Vanguard Investment Contract Trust or such other Investment Fund as may be designated by the Committee as the Fixed Income Fund within the meaning of the Plan.

1.17 "Gainsharing Award" means any bonus or other incentive award payable with respect to a Plan Year under The Progressive Corporation 1994 Executive Bonus Plan, The Progressive Corporation 1994 Gainsharing Plan or any other plan or program as may be designated by the Committee.

1.18 "Investment Fund" means a device established from time to time by the Committee pursuant to Section 5.1 that is used to calculate gains and losses in amounts deferred by Participants under the Plan.

1.19 "Participant" means an Eligible Executive who has deferred receipt of a portion of any Gainsharing Award pursuant to a Deferral Agreement. Participation shall begin on the date that a Deferral Account is established in the name of the Participant and shall end on the date that the Participant dies or receives a distribution of the balance of all his Deferral Accounts.

1.20 "Plan" means The Progressive Corporation Executive Deferred Compensation Plan, as set forth herein and as it may be amended from time to time.

1.21     "Plan Year" means 1995 and each subsequent calendar year.

1.22 "Termination of Employment" means the voluntary or involuntary cessation of a Participant's active employment with the Company and all Affiliated Companies as a result of any reason other than death, Disability and approved leave of absence.

1.23     "Stock" means the Common Shares, $1.00 par value, of the Company.

1.24 "Trust" shall mean the trust maintained pursuant to the Trust Agreement and known as The Progressive Corporation Executive Deferred Compensation Trust.

1.25 "Trust Agreement" shall mean the agreement of trust between the Company and the Trustee executed in furtherance of the Plan, as the same may be amended from time to time.

1.26 "Trustee" shall mean the person selected from time to time by the Company to serve as trustee under the Trust Agreement.

1.27 "Valuation Date" shall mean each day that the New York Stock Exchange is open for trading.


                                   ARTICLE 2
                          DEFERRAL OF GAINSHARING AWARDS

2.1      Method of Deferral.

         Each Eligible Executive may elect to defer receipt of all or a portion of his/her Gainsharing Award in respect of any Plan Year in excess of applicable tax withholding and other deductions required to be made in respect of the Gainsharing Award by signing a Deferral Agreement and delivering it to the Committee. If a Gainsharing Award is payable in installments, each installment, whether or not payable in the same Plan Year, shall be subject to the same Deferral Agreement.

2.2      Deferral Agreement Provisions.

         Each Deferral Agreement must satisfy all of the following requirements:

         (a) it must be in writing and be in the form specified by the Committee;

         (b)      it must be irrevocable;

         (c)      it must apply to only one Gainsharing Award;

         (d) it must be signed by the Eligible Executive making the Deferral and be delivered to the Committee prior to the Plan Year in which the applicable Gainsharing Award will be earned;

         (e) it must specify the percentage of the Eligible Executive's Gainsharing Award to be deferred, which percentage shall not be less than ten percent (10%). The same deferral percentage shall apply to each installment of a Gainsharing Award covered by the Deferral Agreement. However, a Deferral Agreement may provide for the deferral of a percentage of that portion of a Gainsharing Award that exceeds a specified gross dollar amount, which percentage shall not be less than ten percent (10%). Notwithstanding the preceding provisions of this
                  Section 2.2(e), no Deferral shall be less than such dollar amount as the Committee may specify from time to time. All Deferrals shall be reduced by applicable tax withholding and other legally required deductions;

         (f) it must specify whether the balance of the Annual Deferral Account to be established pursuant to that Deferral Agreement will be distributed in a lump sum or in three (3) annual installments; and

         (g) it must contain such other provisions, conditions and limitations as may be required by the Company or the Committee.

2.3      Fixed Deferral Periods.

         If an Eligible Executive wishes to defer receipt of all or a portion of any Gainsharing Award for a fixed period of time ("Fixed Deferral Period"), then his/her Deferral Agreement relating to such Gainsharing Award shall specify that Fixed Deferral Period, which shall not be less than two (2) years following the end of the Plan Year in which the Gainsharing Award will be earned.

                                   ARTICLE 3
                                 DISTRIBUTIONS

3.1      Date of Distribution.

         The balance of each Annual Deferral Account of a Participant shall be distributed within thirty (30) days following the earlier of (i) the date a Distribution Event occurs, (ii) the date on which the Fixed Deferral Period, if any, applicable to such Account expires, or (iii) the date, if any, selected by the Company, in its sole discretion, pursuant to Section 9.2.

3.2      Method of Distribution.

         Each distribution of the balance of an Annual Deferral Account made on account of the Participant's death shall be made to the Participant's Beneficiary. Each distribution made on account of the Participant's death or Disability, termination of the Plan or a Change in Control shall be paid in a lump sum. Each distribution made on account of the Participant's Termination of Employment or expiration of a Fixed Deferral Period shall be paid in either a lump sum or installments, as specified in the applicable Deferral Agreement. If a Participant elects to receive payment in installments and dies prior to payment of all installments, the balance remaining unpaid at his/her death shall be paid to his/her Beneficiary in a lump sum. Installment payments shall be paid annually for three years.

3.3      Amount of Distribution.

         The amount of each lump sum payment shall be equal to the balance of the Annual Deferral Account, as of the Valuation Date immediately preceding the date of distribution. The amount of each installment payment shall be equal to the balance of the Annual Deferral Account as of the Valuation Date immediately preceding the date of payment multiplied by a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the period over which installments are to be paid. Installment distributions to be made in Stock shall be rounded to the nearest whole share.

3.4      Form of Distribution.

         All distributions shall be made in cash, except that a distribution representing amounts invested in the Company Stock Fund shall be made in Stock.

                                   ARTICLE 4
                                   ACCOUNTS

4.1      Establishment of Annual Deferral Accounts.

         The Committee shall establish an Annual Deferral Account in the name of each Participant for each Gainsharing Award, or portion thereof, that is the subject of a Deferral Agreement. Such Account shall be established as of the first date that such Gainsharing Award or portion otherwise would have been paid to the Participant. Each Annual Deferral Account shall be credited with the deferred portion of such Gainsharing Award. Thereafter, all Annual Deferral Accounts shall be valued and administered as provided in this Article.

4.2      Initial Investment of Accounts.

         All initial credits to an Annual Deferral Account of a Participant shall be deemed to be invested in such Investment Funds as the Participant shall elect in accordance with Article 5. The number of shares of Stock to be credited to a Participant's Account by virtue of a Participant's election to invest a portion of a Deferral in the Company Stock Fund shall be determined on the date of the Deferral, based on the closing price of Stock on the immediately preceding Valuation Date as quoted in the New York Stock Exchange composite trading. However, the amount of a Deferral otherwise elected by the Participant to be invested in the Company Stock Fund shall be reduced to the extent necessary to insure that only whole shares of Stock are credited and an amount corresponding to any fractional shares shall be invested in the Fixed Income Fund.

4.3      Valuation of Investment Funds.

         As of each Valuation Date, the Trustee shall compute the value of each Investment Fund from which shall be determined the net gain or loss of such Investment Fund since the immediately preceding Valuation Date. The net gain or loss shall include any unrealized and realized profits and losses, and any dividends, interest or other income and any expenses which are due or accrued, but shall not include distributions from such Investment Fund or dividends transferred to the Fixed Income Fund pursuant to the following sentence. Notwithstanding the preceding provisions of this Section, any cash dividends paid in respect of Stock shall not be considered part of the gain of the Company Stock Fund; instead, those dividends shall be considered as having been transferred to the Fixed Income Fund as of the date such dividends are paid. In determining the value of each Investment Fund, the Trustee shall use the following values: securities listed on any nationally recognized securities exchange shall be valued at the closing price reported on any such exchange on the Valuation Date, or, if there were no sales on the Valuation Date, then at the quoted bid price on the Valuation Date. Securities not listed on a recognized securities exchange shall be valued at the quoted closing bid price on the Valuation Date. A unit of participation in a common trust fund maintained by the Trustee or a share in a mutual fund shall be valued at the unit value, or share price respectively, in effect at the close of business on the Valuation Date. Securities with respect to which there were no available sale prices or bid prices on the Valuation Date, and any other investments, shall be valued at prices deemed by the Trustee to represent the fair market value thereof on the Valuation Date.

4.4      Valuation of Accounts.

         As of each Valuation Date, the net gain or loss of each Investment Fund shall be allocated among the appropriate Annual Deferral Accounts in accordance with such procedures as the Committee shall establish, which procedures shall apply uniformly to all Participants.

4.5      Nature of Accounts.

         All credits to each Annual Deferral Account of each Participant shall be recorded as a liability on the books of the Company. However, no Participant or Beneficiary shall have any proprietary rights of any nature with respect to any Account of any Participant or with respect to any funds, securities or other property owned by the Company or any Affiliated Company that is held in the Trust or that otherwise may be represented from time to time by Investment Funds. All payments under the Plan shall be made from the Trust or from the Company's general funds and in no event shall any Participant or Beneficiary have any claims or rights to any payment hereunder that are superior to any claims or rights of any general creditor of the Company.

4.6      Account Statements.

         The Committee will furnish each Participant with quarterly statements of the value of each of his/her Annual Deferral Accounts.

                                   ARTICLE 5
                                INVESTMENT FUNDS

5.1      Investment Funds.

         The Committee shall establish and maintain the Company Stock Fund and such other Investment Funds as are specified from time to time by the Company. In this regard, the Company may choose to offer as Investment Funds any investment vehicles, including without limitation: (i) securities issued by investment companies advised by affiliates of the Trustee, (ii) guaranteed investment contracts recommended by the Trustee, and (iii) collective investment trusts maintained by the Trustee.

5.2      Investment Elections of Participants.

         Each Participant shall make an investment election in the manner prescribed by the Committee, directing the manner in which his/her Deferrals shall be deemed to be invested. Each investment election must be made at the time the applicable Deferral Agreement is signed and may not be revoked or changed. Each Participant may make a separate investment election for each of his/her Annual Deferral Accounts. Each investment election shall specify that Deferrals shall be deemed to be deposited in one or more of the Investment Funds in percentages that are each an integral multiple of 1% and that in the aggregate equal 100% of the Deferral. Except as expressly provided in Section 4.3, amounts deemed to be invested in an Investment Fund pursuant to this Section may not be transferred to another Investment Fund.

5.3      Nature of Investment Funds.

         Notwithstanding anything in the Plan, Trust or any Deferral Agreement to the contrary, no Participant shall have any rights or interests in any particular funds, securities or property of the Company, any Affiliated Company or the Trust, or in any investment vehicle in which Deferrals are deemed to be invested, by virtue of any investment election made by the Participant under the Plan or any transactions engaged in by the Trust. Each Annual Deferral Account, however, shall be credited/charged in accordance with Article 4 with gains/losses as if the Participant in fact had made a corresponding actual investment.

5.4      Liquidation of Investment Funds.

         If any Investment Fund is liquidated or otherwise ceases to exist without a successor, then that portion of each Account balance that previously has been deemed to have been invested in that Investment Fund shall be deemed to have been transferred to an Investment Fund consisting of guaranteed investment contracts issued by banks and/or insurance companies or, if none, such other Investment Fund selected by the Committee.

                                   ARTICLE 6
                                     TRUST

6.1      Establishment of Trust.

         The Company shall establish and maintain a Trust to provide a source of funds to assist the Company in meeting its liabilities under the Plan. Within thirty (30) days following the end of each Plan Year ending after the Trust has become irrevocable pursuant to the Trust Agreement, the Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Participant or Beneficiary the benefits payable pursuant to the terms of the Plan as of the close of that Plan year.

         The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors of the Company as set forth herein and in the Trust Agreement. Plan Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and the Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their Beneficiaries against Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in the Trust Agreement. All assets deposited in the Trust shall be held, administered and distributed by the Trustee in accordance with the Trust Agreement. The Company shall pay directly, or reimburse the Trustee for, all taxes due in respect of any income or gains on Trust assets.

                                   ARTICLE 7
                       PLAN OPERATION AND ADMINISTRATION

7.1      Powers of Committee.

         The Committee will have full power to administer the Plan. Such power includes, but is not limited to, the following authority:

         (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

         (b) to interpret the Plan and to decide all matters arising thereunder, including the right to resolve or remedy any ambiguities, inconsistencies or omissions. All such interpretations shall be final and binding on all parties;

         (c) to compute the amounts payable to any Participant or Beneficiary or other person in accordance with the provisions of the Plan;

         (d)      to authorize disbursements from the Trust or the Plan;

         (e) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under ERISA, the Code or other applicable law;

         (f) to appoint such agents, counsel, accountants and consultants as may be desirable to assist in administering the Plan;

         (g) To exercise the other powers that are expressly granted to it herein, or that are impliedly necessary for it to carry out any of its responsibilities hereunder; and

         (h) by written instrument, to delegate any of the foregoing powers.

7.2      Nondiscriminatory Exercise of Authority.

         The Committee shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

7.3      Reliance on Tables, etc.

         The Committee will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, Trustee, counsel or other expert retained by the Committee to assist it in administering the Plan.

7.4      Indemnification.

         In addition to whatever rights of indemnification to which employees, officers and directors of the Company and the Affiliated Companies may be entitled under the articles of incorporation, regulations or bylaws of the Company or the Affiliated Companies, under any provision of law, or under any other agreement, the Company shall satisfy any liabilities actually and reasonably incurred by any such employee, officer or director, including expenses, attorneys' fees, judgments, fines and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion of the Company, the Affiliated Companies or the Committee provided under the Plan or the Trust Agreement, or reasonably believed by such person or persons to be provided thereunder, and any action taken by such person or persons in connection therewith.

7.5      Notices to Committee.

         The Committee shall designate one or more addresses to which notices and other communications to the Committee shall be sent. No notice or other communication shall be considered to have been given to or received by the Committee until it has been delivered to the Committee's attention at one of such designated addresses.

                                   ARTICLE 8
                               CLAIMS PROCEDURES

8.1      Establishment of Claims Procedures.

         The Committee shall establish reasonable procedures under which a claimant, who may be a Participant or Beneficiary, may present a claim for benefits under this Plan.

8.2      Claims Denials.

         Unless such claim is allowed in full by the Committee, written notice of the denial shall be furnished to the claimant within ninety (90) days (which may be extended by a period not to exceed an additional ninety (90) days if special circumstances so require and proper written notice to the claimant is given prior to the expiration of the initial ninety (90) day period) setting forth the following in a manner calculated to be understood by the claimant:

         (a)      The specific reason(s) for the denial;

         (b) Specific reference(s) to any pertinent provision(s) of the Plan or rules promulgated pursuant thereto on which the denial is based;

         (c) A description of any additional information or material as may be necessary to perfect the claim, together with an explanation of why it is necessary; and

         (d) An explanation of the steps to be taken if the claimant wishes to resubmit his/her claim for review.

8.3      Appeals of Denied Claims.

         Within a reasonable period of time after the denial of the claim, but in any event not to be more than sixty (60) days, the claimant or his/her duly authorized representative may make written application to the Committee for a review of such denial. The claimant or his/her representative may review documents held by the Committee and pertinent to the denial of such claim, and may submit a written statement of issues and comments together with such application for review.

8.4      Review of Appeals.

         If an appeal is timely filed, the Committee shall conduct a full and fair review of the claim and mail or deliver to the claimant its written decision within sixty (60) days after the claimant's request for review (which may be extended by a period not to exceed an additional sixty (60) days if special circumstances or a hearing so require and proper written notice to the claimant is given prior to the expiration of the initial sixty (60) day period). Such decision shall:

                  (i) Be written in a manner calculated to be understandable by the claimant;

                  (ii)     State the specific reason(s) for the decision;

                  (iii) Make specific reference to pertinent provision(s) of the Plan upon which such decision is based; and

                  (iv)     Be final and binding on all parties.

                                   ARTICLE 9
                     AMENDMENT AND TERMINATION OF THE PLAN

9.1      Amendment.

         The Company may amend the Plan and Trust Agreement in any respect at any time for any reason by action of the Committee without liability to any Participant, Beneficiary or other person for any such amendment or for any other action taken pursuant to this Section 9.1, provided that any amendment required to be approved by the Company's shareholders pursuant to Section 162(m) of the Code shall not be effective until approved by the Company's shareholders in accordance with the requirements of Section 162(m) and further provided that no such amendment shall be made retroactively in a manner that would deprive any Participant of any rights or benefits which have accrued to his/her benefit under the Plan as of the date such amendment is proposed to be effective, unless such amendment is necessary to comply with applicable law.

9.2      Termination.

         The Company may terminate the Plan at any time for any reason by action of the Committee without any liability to any Participant, Beneficiary or other person for any such termination or for any other action taken pursuant to this Section 9.2. Following termination of the Plan, and notwithstanding the provisions of any Deferral Agreement entered into prior to such termination, no additional Deferrals may be made hereunder, but all existing Accounts shall continue to be administered in accordance with the Plan, as in effect immediately prior to termination, and shall be distributed in accordance with such terms of the Plan and the applicable Deferral Agreements, unless and until the Company elects to accelerate distribution as provided below. At any time on or after the effective date of termination of the Plan, the Company, in its sole discretion, may elect to accelerate the distribution of the entire balance of each Participant's Accounts. Such accelerated distributions shall be made in accordance with Article 3, except that all distributions shall be made in a lump sum based on the value of the Accounts, determined as of the Valuation Date immediately preceding the date of distribution. Upon the completion of distributions to all Participants or Beneficiaries, as the case may be, no Participant, Beneficiary or person claiming under or through them, will have any claims in respect of the Plan.

9.3      Liquidation of the Trust.

         The Trust shall continue in existence after the termination of the Plan for such period of time as may be required to complete the liquidation thereof in accordance with the terms of this Article 9.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1     Headings.

         The headings of the Plan have been inserted for convenience of reference only and are not to be deemed controlling in any constructions of the provisions herein (other than with respect to defined terms).

10.2     Plan Not Contract of Employment.

         The existence of the Plan shall not create, evidence or change any contract of employment with any Participant. The right of the Company and all Affiliated Companies to take corrective, disciplinary or other action with respect to their employees, including terminating their respective employment at any time for any reason, shall not be affected by any provision of this Plan, and the Company and the Affiliated Companies will not be deemed responsible to provide continuing employment for any reason, at any time solely by reason of this Plan.

10.3     Severability.

         If any provision of the Plan shall be invalid, such provision shall be fully severable, and the remainder of the Plan and the application thereof shall not be affected thereby.

10.4     Prohibition on Assignment.

         No right or interest under the Plan of any Participant or Beneficiary shall be subject at any time or in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance (as security or otherwise), garnishment, levy, execution, or other legal or equitable process, and no Participant or Beneficiary shall have the power at any time or in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution or other legal or equitable process, or in any way encumber, such Participant's or Beneficiary's rights or interests under the Plan, and any attempt to do so shall be void; provided, however, that the Company shall have the unrestricted right to set off against or recover out of any payments due a Participant or Beneficiary at the time such payments would have otherwise been payable hereunder, any amounts owed the Company or any Affiliated Company by such Participant or Beneficiary.

10.5     Number and Gender.

         Any use of the singular shall be interpreted to include the plural and the plural the singular. Any use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine and neuter, as the context shall require.

10.6     Governing Law.

         To the extent not preempted by Federal law, the provisions of the Plan shall be construed, regulated and administered under the laws of the State of Ohio.

10.7     Satisfaction of Claims.

         Any payment to any Participant or Beneficiary in accordance with the terms of the Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder, whether they be against the Company, the Committee, or the Trustee, any of whom may require the Participant or Beneficiary (or legal representative), as a condition precedent to such payment to execute a release and receipt therefor.

10.8     No Liability.

         Participation in the Plan is entirely at the risk of each Participant. Neither the Company, any Affiliated Company, the Committee, the Trustee nor any other person associated with the Plan shall have any liability for any loss or diminution in the value of Accounts, or for any failure of the Plan to effectively defer recognition of income or to achieve any Participant's desired tax treatment or financial results.

10.9     Tax Withholding.

         All payments under the Plan shall be subject to federal, state and local income tax withholding and other legally required deductions.

10.10    Facility of Payment.

         If the Committee determines that a Participant or Beneficiary entitled to receive a payment under this Plan is (at the time such payment is to be made) a minor or physically, mentally or legally incompetent to receive such payment and that another person or an institution has legal custody of such minor or incompetent individual, the Committee may cause payment to be made to such person or institution having custody of such Participant or Beneficiary. Such payment, to the extent made, shall operate as a complete discharge of obligation by the Committee, the Company, the Trustee and the Trust.

10.11    Repayment of Gainsharing Awards.

         If any amount credited to an Annual Deferral Account represents a portion of a Gainsharing Award that is subsequently found to be repayable by the Participant to the Company or any Affiliated Company pursuant to the plan pursuant to which the Gainsharing Award was made, the amount of that credit shall nevertheless remain unaffected by that repayment obligation, and the Participant shall make the required repayment out of his/her own funds.

10.12    Stock Subject to the Plan.

         Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance in connection with the Plan is Three Hundred Thousand (300,000). Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If there is a merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan as may be approved by the Committee in its sole discretion; provided that the number of shares of Stock to be issued in connection with the Plan shall always be a whole number. Any fractional shares shall be eliminated and the value of such fractional shares shall be deemed to have been transferred to the Fixed Income Fund as of the effective date of such substitution or adjustment.

10.13    Conditions to Effectiveness of Plan.

         Notwithstanding anything in this Plan, the Trust or any Deferral Agreement to the contrary, the effectiveness of the Plan, the Trust and all Deferral Agreements is conditioned on the Plan being approved by the Company's shareholders at the 1995 Annual Meeting of Shareholders in accordance with Section 162(m) of the Code, Rule 16b-3 under the Securities Exchange Act of 1934 and other applicable law. If the Plan is not so approved, the Plan, the Trust and all Deferral Agreements shall be considered void ab initio and all amounts previously deferred pursuant to those Deferral Agreements shall be paid forthwith to the appropriate Participants as if those Deferral Agreements had never existed.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers as of this _____ day of ____________________, 1994.

                                    THE PROGRESSIVE CORPORATION

                                    By:
                                       -------------------------------

                                    Title:
                                          ----------------------------

                                                        APPENDIX D

                          THE PROGRESSIVE CORPORATION

                              1995 INCENTIVE PLAN

SECTION 1.  PURPOSE; DEFINITIONS.

                  The purpose of The Progressive Corporation 1995 Incentive
Plan (the "Plan") is to enable The Progressive Corporation (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates and strengthen the mutuality of interests between such key employees and the Company's shareholders by offering such key employees equity or equity-based incentives.

                  For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Affiliate" means any entity (other than the Company and its Subsidiaries) that is designated by the Board as a participating employer under the Plan.

                  (b) "Award" means any award of Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards under the Plan.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Book Value" means, as of any given date, on a per share basis (1) the shareholders' equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's audited consolidated balance sheet as of such year-end date, subject to such adjustments as the Committee shall specify at or after grant, divided by (2) the number of outstanding shares of Stock as of such year-end date, subject to such adjustments as the Committee shall specify for events subsequent to such year-end date.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  (f) "Committee" means the Committee referred to in
         Section 2 of the Plan.

                  (g) "Company" means The Progressive Corporation, an Ohio corporation, or any successor corporation.

                  (h) "Deferred Stock" means an award of the right to receive Stock at the end of a specified deferral period granted pursuant to Section 8.

                  (i) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

                  (j) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission.

                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (l) "Fair Market Value" means, as of any given date, the mean between the highest and lowest quoted selling price, regular way, of the Stock on such date on the New York Stock Exchange or, if no such sale of the Stock occurs on the New York Stock Exchange on such date, then such mean price on the next preceding day on which the Stock was traded. If the Stock is no longer traded on the New York Stock Exchange, then the Fair Market Value of the Stock shall be determined by the Committee in good faith.

                  (m) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option", within the meaning of Section 422 of the Code or any successor section thereto.

                  (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  (o) "Other Stock-Based Award" means an award granted pursuant to Section 10 that is valued, in whole or in part, by reference to, or is otherwise based on, Stock.

                  (p) "Plan" means The Progressive Corporation 1995 Incentive Plan, as amended from time to time.

                  (q) "Restricted Stock" means an award of shares that is granted pursuant to Section 7 and is subject to restrictions.

                  (r) "Section 16 participant" means a participant under the Plan who is then subject to Section 16 of the Exchange Act.

                  (s) "Stock" means the Common Shares, $1.00 par value per share, of the Company.

                  (t) "Stock Appreciation Right" means an award of rights that is granted pursuant to Section 6.

                  (u) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) that is granted pursuant to
         Section 5.

                  (v) "Stock Purchase Right" means an award of the right to purchase Stock that is granted pursuant to Section 9.

                  (w) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have the meanings set forth, respectively, in Sections 11(b), (c) and (d) and the term "Cause" shall have the meaning set forth in Section 5(b)(8) below.

SECTION 2.  ADMINISTRATION.

                  The Plan shall be administered by the Executive Compensation Committee of the Board (the "Committee"). The Committee shall consist of not less than three directors of the Company, all of whom shall be Disinterested Persons and "outside directors", as defined in Section 162(m) of the Code and the regulations promulgated thereunder. Such directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.

                  The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of Award(s) to be granted to each participant, the consideration, if any, to be paid for such Award(s), the timing of such Award(s), the terms and conditions of Awards granted under the Plan and the terms and conditions of the related agreements which will be entered into with participants. As to the selection of and grant of Awards to participants who are not Section 16 participants, the Committee may delegate its responsibilities to members of the Company's management consistent with applicable law.

                  The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

                  Any interpretation and administration of the Plan by the Committee, and all actions and determinations of the Commit-tee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

SECTION 3.  STOCK SUBJECT TO THE PLAN.

                  (a) Aggregate Stock Subject to the Plan. Subject to adjustment as provided below in Section 3(c), the total number of shares of Stock reserved and available for Awards under the Plan is 5,000,000. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                  (b) Forfeiture or Termination of Awards of Stock. If any Stock subject to any Award granted hereunder is forfeited or an Award otherwise terminates or expires without the issuance of Stock, the Stock subject to such Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded such forfeited Stock or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to such Stock. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to such Stock by the exercise of voting rights or the accumulation of dividends which are not realized due to the forfeiture of such Stock or the expiration or termination of the related Award without issuance of such Stock.

                  (c) Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights granted under the Plan, and in the number of shares subject to Restricted Stock Awards, Deferred Stock Awards and any other outstanding Awards granted under the Plan as may be approved by the Committee, in its sole discretion; provided that the number of shares subject to any Award shall always be a whole number. Any fractional shares shall be eliminated.

                  (d) Annual Award Limit. No participant may be granted Stock Options or other Awards under the Plan with respect to an aggregate of more than 300,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.

SECTION 4.  ELIGIBILITY.

                  Officers and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth or profitability of the business of the Company or its Subsidiaries or Affiliates are eligible to be granted Awards under the Plan.

SECTION 5.  STOCK OPTIONS.

                  (a) Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan. However, no Incentive Stock Option shall be issued in tandem with any other Award other than a Stock Appreciation Right as provided for in Section 6. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of shares purchasable under each Stock Option and the other terms and conditions of the Stock Options in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

                  Stock Options granted under the Plan may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c) hereof, the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

                  (b) Terms and Conditions. Options granted under the Plan shall be evidenced by Option Agreements, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (1) Option Price. The option price per share of Stock
                  purchasable under a Non-Qualified Stock Option shall be determined by the Committee at the time of grant and shall not be less than fifty percent of the Fair Market Value of the Stock at the date of grant. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Stock at the date of grant (or 110% of the Fair Market Value of the

                  Stock at the date of grant in the case of a participant who at the date of grant owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code)).

                           (2) Option Term. The term of each Stock Option shall
                  be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to Incentive Stock Options, five years in the case of a participant who at the date of grant owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code)).

                           (3) Exercise. Stock Options shall be exercisable at
                  such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(b)(6) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after a specified vesting date, the Committee may accelerate or waive, in whole or in part, such installment exercise provisions or vesting date, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

                           (4) Method of Exercise. Subject to whatever
                  installment exercise provisions apply with respect to such Stock Option, and the six month and one day holding period set forth in Section 5(b)(3), Stock Options may be exercised in whole or in part, at any time during the option period, by giving to the Company written notice of exercise specifying the number of shares of Stock to be purchased.

                               Such notice shall be accompanied by payment
                  in full of the option price of the shares of Stock for which the Option is exercised, in cash or by check or such other instrument as the Committee may accept. Subject to the following sentence, unless otherwise determined by the Committee, in its sole discretion, at or after grant, payment, in full or in part, of the option price of (i) Incentive Stock Options may be made in the form of unrestricted Stock then owned by the participant and (ii) Non-Qualified Stock Options may be made in the form of unrestricted Stock then owned by the participant or Stock that is part of the Non-Qualified Stock Option being exercised. Notwithstanding the foregoing, any election by a Section 16 participant to satisfy such payment obligation, in whole or in part, with Stock that is part of the Non-Qualified Stock Option being exercised shall be subject to approval by the Committee, in its sole discretion. The value of each such share surrendered or withheld shall be 100% of the Fair Market Value of the Stock on the date the Option is exercised.

                               No Stock shall be issued pursuant to an
                  exercise of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Stock subject to an Option unless and until the participant has given written notice of exercise, has paid in full for such shares, has given, if requested, the representation described in Section 14(a) and such shares have been issued to him.

                           (5) Non-Transferability of Options. No Stock Option
                  shall be transferable by the participant other than by will or by the laws of descent and distribution, and all Stock
                  Options shall be exercisable, during the participant's lifetime, only by the participant or, subject to Sections 5(b)(3) and 5(c), by the participant's authorized legal representative if the participant is unable to exercise an Option as a result of the participant's Disability.

                           (6) Termination by Death. Subject to Section 5(c), if
                  any participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or would have become exercisable within one year from the time of death had the participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the estate of the participant (acting through its fiduciary), for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death. The balance of the Stock Option shall be forfeited.

                           (7) Termination by Reason of Disability. Subject to
                  Sections 5(b)(3) and 5(c), if a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such participant may thereafter be exercised, to the extent such Option was exercisable at the time of termination or would have become exercisable within one year from the time of termination had the participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the participant or by the participant's duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant's Disability, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such termination of employment; provided, however, that in no event may any such Option be exercised prior to six months and one day from the date of grant; and provided, further, that if the participant dies within such one-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) to the same extent to which it was exercisable at the time of death for a period of one year from the date of such termination of employment. The balance of the Stock Option shall be forfeited.

                           (8) Other Termination. Unless otherwise determined
                  by the Committee at or after the time of granting any Stock Option, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Stock Options held by such participant shall thereupon immediately terminate, except that if the participant is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, any such Stock Option may be exercised, to the extent otherwise exercisable at the time of such termination, at any time during the lesser of two months from the date of such termination or the balance of such Stock Option's term. For purposes of this Plan, "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which, in the judgment of the Committee, is harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

                  (c) Incentive Stock Options. Notwithstanding Section 4, only key employees of the Company or any Subsidiary shall be eligible to receive Incentive Stock Options. Notwithstanding Sections 5(b)(6) and
         (7), an Incentive Stock Option shall be exercisable by (i) a participant's authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant's Disability) only if, and to the extent, permitted by
         Section 422 of the Code and Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) by the participant's estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations which may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participant(s) affected, to disqualify any Incentive Stock Option under such Section 422 or any successor Section thereto.

                  (d) Buyout Provisions. The Committee may at any time buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, provided that no such transaction involving a Section 16 participant shall be structured or effected in a manner that would violate, or result in any liability on the part of the participant under, Section 16 of the Exchange Act or the rules and regulations promulgated thereunder.

SECTION 6.  STOCK APPRECIATION RIGHTS.

                  (a) Grant. Stock Appreciation Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Appreciation Rights will be made and the other terms and conditions of the Stock Appreciation Rights in addition to those set forth in Section 6(b). Any Stock Appreciation Right granted under the Plan shall be in such form as the Committee may from time to time approve. In the case of Non-Qualified Stock Options, such rights may be granted either at or after the time of the grant of the related Non-Qualified Stock Options. In the case of Incentive Stock Options, such rights may be granted in tandem with Incentive Stock Options only at the time of the grant of such Incentive Stock Options and exercised only when the Fair Market Value of the Stock subject to the Option exceeds the option price of the Option.

                           Stock Appreciation Rights issued in tandem with Stock Options ("Tandem SARs") shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant if a Stock Appreciation Right is granted with respect to less than the full number of shares of Stock subject to the related Stock Option.

                      All Stock Appreciation Rights granted hereunder shall be exercised, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

                  (b) Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

                      (1) Tandem SARs shall be exercisable only at such time or
                  times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6, and Stock Appreciation Rights granted separately ("Freestanding SARs") shall be exercisable as the Committee shall determine; provided, however, that any Stock Appreciation Right granted to a Section 16 participant shall not be exercisable at any time prior to six months and one day from the date of the grant of such Stock Appreciation Right, except that this limitation shall not apply in the event of the death of the participant prior to the expiration of the six-month and one-day period.

                      (2) Upon the exercise of a Stock Appreciation Right,
                  a participant shall be entitled to receive an amount in cash or shares of Stock, as determined by the Committee, equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise of the Stock Appreciation Right over (i) the option price per share specified in the related Stock Option in the case of Tandem SARs, which price shall be fixed no later than the date of grant of the Tandem SARs, or
                  (ii) the price per share specified in the related Stock Appreciation Rights Agreement in the case of Freestanding SARs, which price shall be fixed at the date of grant and shall be not less than fifty percent of the Fair Market Value of the Stock on the date of grant, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised. The Committee, in its sole discretion, shall have the right to determine the form of payment (i.e. cash, Stock or any combination thereof) and to approve any election by the participant to receive cash, in whole or in part, upon exercise of the Stock Appreciation Right. When payment is to be made in Stock, the number of shares of Stock to be paid shall be calculated on the basis of the Fair Market Value of the Stock on the date of exercise. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciation in value of any Stock Appreciation Right at any time prior to exercise.

                           (3) Upon the exercise of a Tandem SAR, the Stock
                  Option or part thereof to which such Tandem SAR is related shall be deemed to have been exercised.

                           (4) In its sole discretion, the Committee may grant
                  "Limited" Stock Appreciation Rights under this Section 6; that is, Freestanding SARs that become exercisable only in the event of a Change in Control or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash.

                           (5) Stock Appreciation Rights shall not be
                  transferable by the participant other than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the participant's lifetime, only by the participant or, subject to Section 6(b)(6), by the participant's authorized legal representative if the participant is unable to exercise a Stock Appreciation Right as a result of the participant's Disability.

                           (6) Unless varied by the Committee, Stock
                  Appreciation Rights shall be subject to the terms and conditions specified for Stock Options in Sections 5(b)(6),
                  (7) and (8) and 5(d), except that the terms and conditions applicable to any Stock Appreciation Right held by a Section 16 participant shall not be varied in a manner that would cause the exercise or cancellation of such Stock Appreciation Right to fail to qualify for any applicable exemption from
                  Section 16(b) of the Exchange Act provided by Rule 16b-3 thereunder.

SECTION 7.  RESTRICTED STOCK.

                  (a) Grant. Shares of Restricted Stock may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside of the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 7(b)), the date or dates upon which Restricted Stock Awards will vest and the period or periods within which such Restricted Stock Awards may be subject to forfeiture, and the other terms and conditions of such Awards in addition to those set forth in Section 7(b).

                      The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

                  (b) Terms and Conditions. Restricted Stock awarded under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A participant who receives a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

                      (1) The purchase price for shares of Restricted Stock
                  shall be determined by the Committee at the time of grant and may be equal to their par value or zero.

                      (2) Awards of Restricted Stock must be accepted by
                  executing a Restricted Stock Award agreement and paying whatever price (if any) is required under Section 7(b)(1).

                      (3) Each participant receiving a Restricted Stock
                  Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

                      (4) The Committee shall require that the stock
                  certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Stock covered by such Award.

                      (5) Subject to the provisions of this Plan and the
                  Restricted Stock Award agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the shares of Restricted Stock awarded under the Plan. The Restriction Period shall not be less than six months and one day in duration ("Minimum Restriction Period"). Subject to these limitations and the Minimum Restriction Period requirement, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, in its sole discretion.

                           (6) Except as provided in this Section 7(b)(6),
                  Section 7(b)(5) and Section 7(b)(7), the participant shall have, with respect to the shares of Restricted Stock awarded, all of the rights of a shareholder of the Company, including the right to vote the Stock, and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(f), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

                           (7) No Restricted Stock shall be transferable by
                  a participant otherwise than by will or by the laws of descent and distribution.

                           (8) If a participant's employment by the Company or
                  any Subsidiary or Affiliate terminates by reason of death, any Restricted Stock held by such participant shall thereafter vest or any restriction lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of death had the participant continued to fulfill all of the conditions of the Restricted Stock Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Restricted Stock shall be forfeited.

                           (9) If a participant's employment by the Company or
                  any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Stock held by such participant shall thereafter vest or any restriction lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of termination had the participant continued to fulfill all of the conditions of the Restricted Stock Award during such period (or on such accelerated basis as the Committee may determine at or after grant), subject in all cases to the Minimum Restriction Period requirement. The balance of the Restricted Stock shall be forfeited.

                           (10) Unless otherwise determined by the Committee at
                  or after the time of granting any Restricted Stock, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Stock held by such participant which is unvested or subject to restriction at the time of termination shall thereupon be forfeited.

                  (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 8.  DEFERRED STOCK.

                  (a) Grant. Deferred Stock may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan. The Committee shall determine the individuals to whom, and the time or times at which, Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8(b).

                           The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors as the Committee shall determine, in its sole discretion.

                  (b) Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (1) The purchase price for shares of Deferred Stock
                  shall be determined at the time of grant and may be equal to their par value or zero, as determined by the Committee. Subject to the provisions of the Plan and the Award agreement referred to in Section 8(b)(9), Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in

                  Section 8(b)(8), where applicable), share certificates shall be delivered to the participant, or his legal representative, for the shares covered by the Deferred Stock Award. The Deferral Period applicable to any Deferred Stock Award shall not be less than six months and one day ("Minimum Deferral Period").

                           (2) Unless otherwise determined by the Committee at
                  grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the Award by the Committee, in its sole discretion.

                           (3) No Deferred Stock shall be transferable by a
                  participant otherwise than by will or by the laws of descent and distribution.

                           (4) If a participant's employment by the Company or
                  any Subsidiary or Affiliate terminates by reason of death, any Deferred Stock held by such participant shall thereafter vest or any restriction lapse, to the extent such Deferred Stock would have become vested or no longer subject to restriction within one year from the time of death had the participant continued to fulfill all of the conditions of the Deferred Stock Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Deferred Stock shall be forfeited.

                           (5) If a participant's employment by the Company or
                  any Subsidiary or Affiliate terminates by reason of Disability, any Deferred Stock held by such participant shall thereafter vest or any restriction lapse, to the extent such Deferred Stock would have become vested or no longer subject to restriction within one year from the time of termination had the participant continued to fulfill all of the conditions of the Deferred Stock Award during such period (or on such accelerated basis as the Committee may determine at or after grant), subject in all cases to the Minimum Deferral Period requirement. The balance of the Deferred Stock shall be forfeited.

                           (6) Unless otherwise determined by the Committee at
                  or after the time of granting any Deferred Stock Award, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Deferred Stock held by such participant which is unvested or subject to restriction shall thereupon be forfeited.

                           (7) Based on service, performance or such other
                  factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award or waive a portion of the Deferral Period for all or any part of such Award, subject in all cases to the Minimum Deferral Period requirement.

                           (8) A participant may elect to further defer receipt
                  of a Deferred Stock Award (or an installment of an Award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and the terms of this Section 8 and such other terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions approved by the Committee, such election must be made at least 12 months prior to completion of the Deferral Period for such Deferred Stock Award (or such installment).

                           (9) Each such Award shall be confirmed by, and
                  subject to the terms of, a Deferred Stock Award agreement evidencing the Award in the form approved from time to time by the Committee.

                  (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 9.  STOCK PURCHASE RIGHTS.

                  (a) Grant. Stock Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Purchase Rights will be made, the number of shares of Stock which may be purchased pursuant to the Stock Purchase Rights, and the other terms and conditions of the Stock Purchase Rights in addition to those set forth in Section 9(b). The Stock subject to the Stock Purchase Rights may be purchased, as determined by the Committee at the time of grant:

                           (1) at the Fair Market Value of such Stock on the date of grant;

                         (2) at 50% of the Fair Market Value of such Stock on the date of grant;

                         (3) at an amount equal to the Book Value of such Stock on the date of grant; or

                         (4) at an amount equal to the par value of such Stock on the date of grant.

                         Subject to Section 9(b) hereof, the Committee may also impose such deferral, forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

                         Each Stock Purchase Right Award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement which shall be in form approved by the Committee.

                  (b) Terms and Conditions. Stock Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee shall deem desirable, and shall generally be exercisable for such period as shall be determined by the Committee. However, Stock Purchase Rights granted to Section 16 participants shall not become exercisable earlier than six months and one day after the grant date. Stock Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.

SECTION 10.  OTHER STOCK-BASED AWARDS.

                  (a) Grant. Other Awards of Stock and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Stock, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock Awards or options valued by reference to Book Value or subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan.

                         At the time the Stock or Other Stock-Based Award is granted, the Committee shall determine the individuals to whom and the time or times at which such Stock or Other Stock-Based Awards shall be awarded, the number of shares of Stock to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Stock or Other Stock-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 10(b).

                         The provisions of Other Stock-Based Awards need not be the same with respect to each participant.

                  (b) Terms and Conditions. Other Stock-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (1) Subject to the provisions of this Plan and the
                  Award agreement referred to in Section 10(b)(5) below, Stock awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Stock is issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Stock or Other Stock Based Awards granted under this Section 10 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of six months and one day ("Minimum Holding Period").

                           (2) Subject to the provisions of this Plan and the
                  Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                           (3) Subject to the Minimum Holding Period, any Other
                  Stock-Based Award and any Stock covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee, in its sole discretion.

                           (4) In the event of the participant's Disability or
                  death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 10, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant's death.

                           (5) Each Award shall be confirmed by, and subject to
                  the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

                           (6) Stock (including securities convertible into
                  Stock) issued on a bonus basis under this Section 10 shall be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall bear a price of at least 50% of the Fair Market Value of the Stock on the date of grant. The purchase price of such Stock, and of any Other Stock Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

                           (7) In the event that any "derivative security", as
                  defined in Rule 16a-1(c) (or any successor thereto) promulgated by the Securities and Exchange Commission under
                  Section 16 of the Exchange Act, is awarded pursuant to this
                  Section 10 to any Section 16 participant, such derivative security shall not be transferrable other than by will or by the laws of descent and distribution.

SECTION 11.  CHANGE IN CONTROL PROVISION.

                  (a) Impact of Event. In the event of: (1) a "Change in Control" as defined in Section 11(b) or (2) a "Potential Change in Control" as defined in Section 11(c), the following acceleration and valuation provisions shall apply:

                           (1) Any Stock Appreciation Rights and any Stock
                  Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

                           (2) The restrictions and deferral limitations
                  applicable to any Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards shall lapse and such shares and awards shall be deemed fully vested; and

                           (3) The value of all outstanding Awards, in each case
                  to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 11(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred;

         provided, however, that the provisions of Sections 11(a)(1)-(3) shall not apply with respect to Awards granted to any Section 16 participant which have been held by such participant for less than six months and one day as of the date that such Change in Control or Potential Change in Control is determined to have occurred.

                  (b)      Definition of Change in Control.  For purposes of
         Section 11(a), a "Change in Control" means the happening of any of the following:

                           (1) When any "person" as defined in Section 3(a)(9)
                  of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; provided, however, that the terms "person" and "group" shall not include any "Excluded Director", and the term "Excluded Director" means any director who, on the effective date of the Plan, is the beneficial owner of or has the right to acquire an amount of Stock equal to or greater than five percent of the number of shares of Stock outstanding on such effective date; and further provided that, unless otherwise determined by the Board or any committee thereof, the terms "person" and "group" shall not include any entity or group of entities which has acquired Stock of the Company in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, ("Investment Intent"), as demonstrated by the filing by such entity or group of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the Exchange Act, as long as such entity or group continues to hold such Stock with an Investment Intent;

                           (2) When, during any period of 24 consecutive months
                  during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 11(b)(2); or

                           (3) The occurrence of a transaction requiring
                  shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, by merger or otherwise;

         provided, however, a change in control shall not be deemed to be a Change in Control for purposes of the Plan if the Board approves such change prior to either (i) the commencement of any of the events described in Section (b)(l), (2), or (3) or (c)(l) or (ii) the commencement by any person other than the Company of a tender offer for Stock.

                  (c) Definition of Potential Change in Control. For purposes of Section 11(a), a "Potential Change in Control" means the happening of any one of the following:

                           (1) The approval by shareholders of an agreement
                  by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

                           (2) The acquisition of beneficial ownership, directly
                  or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

                  (d) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the participant exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Section 11(a)(3).

SECTION 12.  AMENDMENTS AND TERMINATION.

                  The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made which would impair the rights of a participant under an Award theretofore granted, without the participant's consent. The Company shall submit to the shareholders of the Company for their approval any amendments to the Plan which are required by Section 16 of the Exchange Act, or the rules and regulations thereunder, to be approved by the shareholders.

                  The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made which would impair the rights of a participant under an Award theretofore granted, without the participant's consent; nor shall any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 participant holding the Award without the participant's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one-for-one or other basis), including previously granted Stock Options having a higher option price.

                  Subject to the above provisions, the Board shall have all necessary authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 13.  UNFUNDED STATUS OF PLAN.

                  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

SECTION 14.  GENERAL PROVISIONS.

                  (a) The Committee may require each participant acquiring Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Stock without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                      All shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the

         Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for such shares to make appropriate reference to such restrictions.

                  (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

                  (d) For purposes of this Plan, a transfer of a participant between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

                  (e) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including unrestricted Stock previously owned by the participant or Stock that is part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Section 16 participant to settle such tax withholding obligation with Stock that is part of such Award shall be subject to approval by the Committee, in its sole discretion. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

                  (f) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in

         Deferred Stock or other types of Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan Awards).

                  (g) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

                  (h) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

                  (i) The provisions of Awards need not be the same with respect to each participant.

SECTION 15.  SHAREHOLDER APPROVAL; EFFECTIVE DATE OF PLAN.

                  The Plan was adopted by the Board on February 10, 1995 and is subject to approval by the holders of the Company's outstanding Stock, in accordance with applicable law. The Plan will become effective on the date of such approval.

SECTION 16.  TERM OF PLAN.

                  No Award shall be granted pursuant to the Plan on or after February 10, 2005, but Awards granted prior to such date may extend beyond that date.